UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SANDY SPRING BANCORP, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2019 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

Wednesday, April 24, 2019, 10:00 a.m.

Company Headquarters - Willard H. Derrick Building

17801 Georgia Avenue, Olney, MD 20832

The 2019 annual meeting of shareholders of Sandy Spring Bancorp, Inc. will be held as indicated above for the purpose of considering:

(1)	The election of Mona Abutaleb, Robert E. Henel, Jr., Mark C. Micklem, and Gary G. Nakamoto to serve as Class III directors with terms expiring at the 2022 annual meeting, in each case until their successors are duly elected and qualified;

(2)	A non-binding resolution to approve the compensation for the named executive officers;

(3)	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year 2019; and

(4)	Such other business as may properly come before the annual meeting or any adjournment thereof.

The board of directors established February 27, 2019, as the record date for this meeting. Shareholders of record as of the close of business on that date are entitled to receive this notice of meeting and vote their shares at the meeting and any adjournments or postponements of the meeting.

Your vote is very important. The board urges each shareholder to promptly sign and return the enclosed proxy card or to use telephone or Internet voting, as described on the card. If you choose to attend the meeting, you may withdraw your proxy and vote in person.

By order of the board of directors,

Ronald E. Kuykendall
General Counsel & Secretary

Olney, Maryland

March 13, 2019

Important Notice Regarding the Availability of Proxy Materials for the
2019 Annual Meeting of Shareholders to be Held on April 24, 2019
This proxy statement and the 2018 Annual Report on Form 10-K are available at
www.investorvote.com/sasr.

TABLE OF CONTENTS

Proxy Summary	3
Summary of Governance Practices	4
PROPOSAL 1: Election of Directors	5
Corporate Governance and Other Matters	11
Director Independence
Plurality Plus Resignation Policy
Board Leadership Structure, Education and Self-Assessment Process
Board’s Role in Risk Oversight
Board Committees
Director Attendance at Board and Committee Meetings
Attendance at the Annual Meeting of Shareholders
Director Compensation
Stock Ownership Requirements for Directors
Section 16(a) Beneficial Ownership Reporting Compliance	15
Stock Ownership of Certain Beneficial Owners	16
Owners of More Than 5% of Sandy Spring Bancorp, Inc. Common Stock
Transactions and Relationships with Management	17
Compensation Discussion and Analysis	18
Executive Summary
“Say on Pay” Vote and Shareholder Alignment
Executive Compensation Philosophy
Factors for Determining Compensation
Elements of Compensation
Named Executive Officer New Hire Compensation
Deferred Compensation and Retirement Benefits
Business-Related Benefits and Perquisites
Role of the Compensation Committee, Management and Compensation Consultants in Executive Compensation Process
Additional Compensation Policies, Practices and Considerations
Compensation Committee Report	28
Executive Compensation Tables	29

PROPOSAL 2: A Non-Binding Resolution to Approve the Compensation for the Named Executive Officers	37

PROPOSAL 3: The Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Year 2019	38

Audit and Non-Audit Fees	38
Audit Committee's Pre-Approval Policies and Procedures	39
Report of the Audit Committee	39
General Information	40
Notice and Accessibility of Proxy Materials
Who Can Vote and What Constitutes a Quorum
Exercising Your Right to Vote
Shares Held Through a Broker
Telephone and Internet Voting
How to Attend the Meeting in Person and What to Bring
Changing Your Vote
Costs of Proxy Solicitation
Tabulation of Votes and Public Announcement of Results
Shareholder Proposals and Communications	42

2

Sandy Spring Bancorp, Inc.

Proxy Statement

The board of directors of Sandy Spring Bancorp, Inc. has furnished this proxy statement to you in connection with the solicitation of proxies to be used at the 2019 annual meeting of shareholders (“annual meeting”) or any postponement or adjournment of the meeting. The notice of annual meeting is being first mailed on or about March 13, 2019 to shareholders of record as of the close of business on the record date. In this proxy statement, the “Company,” “Bancorp,” “we,” “our” or similar references mean Sandy Spring Bancorp, Inc., and its subsidiaries. The “Bank” refers to Sandy Spring Bank. The “board” refers to the board of directors of Sandy Spring Bancorp, Inc.

Proxy Summary

The following is an overview of information described in more detail throughout this proxy statement. This is only a summary, and we encourage you to read the entire proxy statement carefully before voting. For complete information about the Company’s performance, please review our 2018 Annual Report on Form 10-K.

Date and Time:	Wednesday, April 24, 2019, 10:00 a.m.

Place:	Company Headquarters
The Willard H. Derrick Building
17801 Georgia Avenue
Olney, MD, 20832

Record Date:	February 27, 2019

Voting Matters and Board Recommendations

Proposal		Board Recommendation	More Information

1)	Election of four Class III directors named in this proxy	“FOR” all nominees	Page 5

2)	A non-binding resolution to approve the compensation for the named executive officers	“FOR”	Page 37

3)	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the year 2019.	“FOR”	Page 38

How To Cast Your Vote

Even if you plan to attend the annual meeting in person, please cast your vote as promptly as possible by following the instructions on the Notice of Availability of Proxy Materials and the proxy voting card using:

Internet	Telephone	Mail

3

Summary of Governance Practices

The Company is committed to governance practices that support our long-term strategy, demonstrate high levels of integrity, and earn the confidence of investors.

Board and Governance Information

Board Size	13

Independent Chairman	Yes

Independent Directors	12

Board Diversity	31%

Average Age of Directors	63

Average Tenure of Directors	9 years

Mandatory Director Retirement Age	72

Director Term	3 years

Board Meetings in 2018	9

Average Attendance at Board and Committee Meetings	95%

Plurality Plus Resignation in Uncontested Director Elections	Yes

Independent Directors Meet Regularly in Executive Session	Yes

Independent Audit Committee Meets with Auditor in Executive Session	Yes

Board Risk Committee	Yes

Annual Board Evaluations	Yes

Continuing Education Program	Yes

Stock Ownership Guidelines for Directors and Executives	Yes

Anti-Hedging Policy	Yes

Clawback Policy	Yes

Code of Business Conduct available on website	Yes

Corporate Governance Policies available on website	Yes

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PROPOSAL 1: Election of Directors

The board is elected by the shareholders to represent their interest in the Company. With the exception of those matters reserved for shareholders, the board is the highest and ultimate decision-making authority. The board works closely with executive management and oversees the development and execution of our business strategy.

Board Complement

The Company maintains a classified board, meaning that only a portion of the board is elected each year. The classified structure provides stability of leadership and supports our long-term strategy. The board is divided into three classes in as equal number as possible. In general, the term of only one class expires each year, and the directors within that class are elected for a term of three years or until their successors are elected and qualified.

On November 26, 2018, the board received the resignations of Joseph S. Bracewell and Shaza L. Andersen. Mr. Bracewell’s resignation was effective immediately, and Ms. Andersen’s resignation was effective January 1, 2019.

Further, per the Company’s bylaws, Dennis A. Starliper, having attained the age of 72, will retire from board service at the close of the annual meeting of shareholders. If all director-nominees are elected, following the annual meeting the board will stand at 13 members.

Director-Nominees

A total of four directors are nominated for election as Class III directors for a three-year term expiring in 2022. They are Mona Abutaleb, Robert E. Henel, Jr., Mark C. Micklem, and Gary G. Nakamoto. With the exception of Mr. Micklem, all nominees currently serve on the board and have been elected previously by the shareholders.

The board nominated Mr. Micklem for election as a director upon the recommendation of the Nominating Committee. Mr. Micklem was known to the members of the Nominating Committee as a result of having previously provided investment banking services to the Company.

Nomination Process

The Nominating Committee is responsible for recruiting and recommending candidates to the board. In exercising its duties, the committee considers the present skills and experience on the board and the qualifications that are desired in order to meet the Company’s changing needs.

Our Corporate Governance Policy outlines the general competencies required of all directors including the highest standards in exercising his or her duty of loyalty, care and commitment to all of our shareholders. Prior to the recruitment of a new director, the board gathers input from all directors in order to form a collective picture of the particular competencies needed to fulfill the board’s obligations and support our long-term strategy. Such competencies may include expertise in: the banking industry, financial matters, risk management, marketing, a geographic market, regional economics, strategic planning, executive management, technology or other relevant subjects. The board also values diversity and seeks to include a broad range of backgrounds, experience and personality styles.

The Nominating Committee encourages suggestions for qualified director candidates from the chief executive officer, the chairman of the board, other directors, and from shareholders, and is responsible for the evaluation of such suggestions. Shareholders may submit suggestions for qualified director candidates by writing to Ronald E. Kuykendall, General Counsel and Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832. Submissions should include information regarding a candidate's background, qualifications, experience and willingness to serve as a director. In addition, the Nominating Committee may consider candidates submitted by a third party search firm hired for this purpose. The Nominating Committee uses the same process for evaluating all nominees, including those recommended by shareholders, using the board membership criteria described above. Please see "Shareholder Proposals and Communications" on page 42.

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Information About Nominees and Incumbent Directors

The information below sets forth the names of the nominees for election describing their skills, experience and qualifications for election. Each has given his or her consent to be nominated and has agreed to serve, if elected. If any person nominated by the board of directors is unable to stand for election, the shares represented by proxies may be voted for the election of such other person or persons as the present board of directors may designate.

Also provided is information on the background, skills, and experience of the remaining incumbent directors. Unless described otherwise, each director has held his or her current occupation for at least five years, and the ages listed are as of the Record Date.

Voting Standard for Uncontested Elections

With respect to the election of directors, a plurality of all the votes cast at the annual meeting will be sufficient to elect a nominee as a director. In an uncontested election, an incumbent director-nominee who receives a greater number of votes “withheld” than votes “for” shall promptly tender his or her resignation following certification of the shareholder vote. The Nominating Committee shall consider the resignation, taking into consideration any information it deems to be appropriate and relevant, and make a recommendation to the board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES NAMED BELOW AS A DIRECTOR OF SANDY SPRING BANCORP, INC.

Class III Director - Nominees – For Terms Expiring at the 2022 Annual Meeting

Mona Abutaleb

Age: 56

Director since: 2015

Independent

Committees: Audit, Risk

Skills and qualifications:

Executive leadership experience, strategic planning, expertise in technology and cyber risk management for small and mid-sized businesses.

Ms. Abutaleb is the former CEO of mindSHIFT Technologies. She joined mindSHIFT in 2006 and utilized her unique blend of skills and expertise in operations, engineering, IT and customer service to drive mindSHIFT’s rapid growth. She was named CEO in 2014 and led the company in its acquisition by Ricoh Americas Holdings. In addition to her role at mindSHIFT, she was named EVP & General Manager of Ricoh Global Services in 2016. As a leading managed services industry executive, Ms. Abutaleb was named to the MSPmentor 250 list as one of the most influential executives shaping the industry in 2014 and 2015. Ms. Abutaleb retired from mindSHIFT and Ricoh in 2018. She is currently a director of Meriplex Communications Ltd., a managed service provider based in Houston.

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Robert E. Henel, Jr.

Age: 71

Director since: 2011

Independent

Committees: Risk Chairman, Executive & Governance, Nominating

Skills and qualifications:

Industry expertise, executive management experience, risk management experience, and strong knowledge of the local market.

Mr. Henel is the former Chairman, President and CEO of Annapolis Banking & Trust Company, an affiliate bank of the former Mercantile Bankshares Corp., a position he held for 16 years. Upon the acquisition of Mercantile, Mr. Henel became a regional president for PNC Bank for the Annapolis and Anne Arundel County Region until 2010. In addition to 39 years in the banking industry, Mr. Henel is a past chairman of the board of trustees for the Anne Arundel Health System and a past chairman of the Anne Arundel Medical Center Foundation. He has served numerous community, civic, and industry organizations. Mr. Henel is the chairman of the Risk Committee.

Mark C. Micklem	Age: 60 Independent Skills and qualifications: Industry expertise, in-depth financial and capital markets experience, M&A expertise.	Mr. Micklem retired from Robert W. Baird & Co. Inc., in 2018 where he was a Managing Director and Head of Financial Services Investment Banking for 12 years. While at Baird, Mr. Micklem focused on providing capital financing and merger and acquisition advisory services to banks and other financial services companies. Prior to joining Baird, Mr. Micklem was head of the Financial Services Investment Banking Group at Legg Mason for 10 of his 21 years there. During his career, Mr. Micklem completed more than 250 financing and M&A advisory engagements for financial services companies. Capital raising assignments included IPOs as well as public and private offerings of a variety of debt and equity securities.

Gary G. Nakamoto

Age: 54

Director since: 2011

Independent

Committees: Compensation

Skills and qualifications:

Experience in the government contracting field, executive management experience in the technology industry, extensive knowledge of the Northern Virginia market, and familiarity with local, state and national government.

Mr. Nakamoto is the principal of The Nakamoto Group, LLC, a consulting firm based in Great Falls, Virginia. Previously, he was the Chairman of the former Base Technologies (1996 to 2011), a firm that specialized in IT, outsourcing, and consulting. Under Mr. Nakamoto’s leadership, Base Technologies was named one of the Best Places to Work in Virginia and was designated a Top 100 IT federal government contractor. Mr. Nakamoto currently serves on George Mason University Foundation Board.

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Incumbent Class I Directors – Terms Expiring at the 2021 Annual Meeting

Ralph F. Boyd, Jr.

Age: 62

Director since: 2012

Independent

Committees: Compensation Chair, Executive & Governance, Nominating

Skills and qualifications: extensive professional experience, executive leadership experience, public-company board service, and risk management experience.

Mr. Boyd is the Senior Resident Fellow for Leadership and Strategy for the Urban Land Institute (ULI), a global, multidisciplinary real estate organization dedicated to responsible land use. Previously he was CEO of ULI Americas Region from 2017 to 2018. Prior to that Mr. Boyd was the CEO of the Massachusetts Region of The American Red Cross from 2014 to 2017. He is a Harvard Law School graduate and previously served as Assistant Attorney General for Civil Rights under President Bush and as EVP and General Counsel of Freddie Mac. He previously served for 10 years on the board of directors of DirecTV and chaired its Audit Committee. Among other distinctions, Mr. Boyd currently serves as chairman of the NHP Foundation, a national nonprofit developer and owner of multi-family affordable housing.

Robert L. Orndorff Chairman

Age: 62

Director since: 1991

Independent

Committees: Executive & Governance Chairman, ex officio on all committees

Skills and qualifications: extensive business experience, leadership skills, knowledge of government contracting, strategic planning skills, and knowledge of the local market.

Mr. Orndorff is the founder and President of RLO Contractors, Inc., a leading residential and commercial excavating and grading company in central Maryland that also provides mulch and topsoil products. Mr. Orndorff’s experience in building a highly successful business with a strong reputation for quality, teamwork, and integrity is a testament to his leadership ability that is also strongly aligned with the Company’s culture and values.

Mark C. Michael	Age: 56 Director since: 2018 Independent Committees: Compensation Skills and qualifications: executive leadership skills, strategic planning, bank board experience, knowledge of the local market.	Mr. Michael is the co-founder and President of Occasions Caterers Inc., a full-service, off-premise catering firm, located in Washington, D.C. since 1986. He is also founder and CEO of Protocol Staffing Services LLC, a hospitality staffing service, as well as Menus Catering, Inc. a corporate drop-off catering service. Mr. Michael is on the President’s Council for Higher Achievement Program, and he serves as a mentor for the Regional Board for the Network for Teaching Entrepreneurship (NFTE). He is a member of the US Chamber of Commerce, the Greater Washington Board of Trade, the Washington Convention and Visitors Bureau, and the International Society of Event Specialists. Mr. Michael previously served on the board of directors of WashingtonFirst Bankshares, Inc. until January 2018.

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Daniel J. Schrider President & CEO

Age: 54

Director since: 2009

Non-Independent

Committees: Executive & Governance, Risk

Skills and qualifications: deep industry and institutional knowledge, strategic planning and analytical skills, financial expertise, risk management, and executive management.

Mr. Schrider was named to the position of president and chief executive officer of Sandy Spring Bancorp, Inc. on January 1, 2009, at which time he also joined the board of directors of Bancorp and its principal subsidiary Sandy Spring Bank. This action followed the board's selection of Mr. Schrider to lead the company in a planned succession making him the 11th president of Sandy Spring Bank since its founding in 1868. Mr. Schrider has been part of Sandy Spring Bank for 30 years when he joined the company in 1989 as a commercial lender. He advanced his career to the executive level in 2003 and became the Bank's Chief Credit Officer. A leader among community bankers, Mr. Schrider is currently a director of the American Bankers Association, a director and past chair of the Maryland Bankers Association, a past chair of the Stonier Graduate School of Banking Advisory Board, and a sought-after guest speaker at local and national industry events.

Incumbent Class II Directors - Terms Expiring at the 2020 Annual Meeting

Mark E. Friis

Age: 63

Director since: 2005

Independent

Committees: Risk, Compensation

Skills and qualifications: business management experience, strategic planning, sales and marketing skills, and in-depth knowledge of the local economy.

In 2017, Mr. Friis became the Chairman of Rodgers Consulting, Inc., having previously served as President and CEO since 2002. Rodgers is a land planning and engineering firm specializing in town planning, urban design, development entitlements, site engineering and natural resource management for developers, builders, institutions and corporations. He is a member of the American Institute of Certified Planners and has numerous affiliations with area professional and civic organizations as well as local government. He currently serves on the board of trustees for Hood College in Frederick, MD, and he also chairs Sandy Spring Bank’s Frederick Advisory Board.

Pamela A. Little

Age: 65

Director since: 2005

Independent

Committees: Audit Chairman, Executive & Governance, Nominating

Skills and qualifications: broad range of business experience with public companies, knowledge of mergers and acquisitions, executive leadership skills, human resources experience, and financial expertise.

Ms. Little is the CFO of Nathan, Inc., a private international economic and analytics consulting firm that works with government and commercial clients around the globe. Previously she was the Executive Vice President and CFO of MTSI (2014 – 2018), an employee-owned government contractor, and served as a director of MTSI since 2011. She has over 35 years of experience working with companies ranging from privately held start-up firms to large, publicly traded government contracting firms. Ms. Little currently serves on the advisory boards of Excella, a technology contractor, and CMC, a consulting firm, both in the Washington, D.C. market. Ms. Little serves as the chairman of the Company’s Audit Committee and is the committee’s designated financial expert.

9

James J. Maiwurm

Age: 70

Director since: 2015

Independent

Committees: Audit, Compensation

Skills and qualifications: extensive professional experience and business expertise in acquisitions and business ventures, and experience with publicly traded companies.

Mr. Maiwurm has had a distinguished career as an attorney and business leader. He moved into law firm leadership with Squire Patton Boggs, a top-25 global legal practice, in 2003, and he went on to Chair the firm and its Management Committee in 2009 - 2010 and then served as Chair of the Global Board and Global CEO of Squire Patton Boggs LLP (AU, UK, and US) from 2011 through 2014. Since January 1, 2015 he has been Chair Emeritus and Senior Counsel to the law firm. He has served in both executive and board positions for publicly traded, privately held, and nonprofit organizations, including the board of trustees of the College of Wooster (Ohio). Mr. Maiwurm’s law practice involves representing the parties to transactions such as private equity investments, public offerings, and domestic and international acquisitions and joint ventures.

Joe R. Reeder	Age: 71 Director since: 2018 Independent Committees: Audit Skills and qualifications: extensive professional experience, strategic planning, executive leadership, past bank board experience.	Mr. Reeder, a shareholder in the international law firm of Greenberg Traurig LLP, was Mid-Atlantic Region Managing Shareholder from 1999 to 2008. He also served as Chairman of the Panama Canal Commission and as 14th Undersecretary of the U.S. Army (1993-1997). Mr. Reeder is a director of Elbit Systems of America, a defense contractor, where he chairs the Government Security Committee. He also is on the board of PermaFix, a leading provider of nuclear waste treatment and management services, where he serves on the Strategic Advisory Committee, the Compensation Committee, and chairs the Corporate Governance and Nominating Committee. Mr. Reeder also serves on civic and charitable boards. He previously served on the board of directors of WashingtonFirst Bankshares, Inc. until January 2018.

Craig A. Ruppert

Age: 65

Director since: 2002

Independent

Committees: Nominating Chairman, Executive & Governance

Skills and qualifications: strategic planning, executive management, mergers and acquisitions and business expertise.

A highly successful entrepreneur, Mr. Ruppert is the founder, President and CEO of The Ruppert Companies, which is comprised of commercial landscape construction and management located in eight states; tree growing and moving operations; and industrial property development. Mr. Ruppert also serves on the board of directors of The Wills Group, a privately-held, local marketer of petroleum products in the Mid-Atlantic area. Mr. Ruppert is a former Class B director of the Federal Reserve Bank of Richmond and a noted, local philanthropist. Mr. Ruppert chairs the Nominating Committee of the board.

10

Corporate Governance and Other Matters

The board is committed to setting a tone of the highest ethical standards and performance for our management, officers, and the Company as a whole. The board believes that strong corporate governance practices are a critical element of doing business today. To that end, the Corporate Governance Policy is reviewed regularly to ensure that it reflects the best interests of the Company and its shareholders. The policy may be found on our investor relations website at www.sandyspringbank.com.

In addition, our board of directors has adopted a Code of Business Conduct applicable to all directors, officers, and employees of the Company and its subsidiaries. It sets forth the legal and ethical standards that govern the conduct of business performed by the Company and its subsidiaries. The Code of Business Conduct may be found on our investor relations website at www.sandyspringbank.com. Any future waivers or substantive amendments of the Codes of Business Conduct applicable to our directors and certain of our executive officers will be disclosed on our website.

Director Independence

The board of directors has affirmatively determined that all directors other than Mr. Schrider are independent. The board complies with or exceeds the independence requirements for the board and board committees established by the Nasdaq Stock Market, federal securities and banking laws and the additional standards included in our Corporate Governance Policy.

Plurality Plus Resignation Policy

In response to feedback from our shareholder engagement efforts, the board revised the Corporate Governance Policy in 2017 to require an incumbent director to promptly submit a letter of resignation if he or she receives more “withhold” votes than “for” votes in an uncontested election at an annual meeting of shareholders. The resignation will be considered by the Nominating Committee, which will make a recommendation to the board.

Board Leadership Structure, Education and Self-Assessment Process

The Company’s bylaws provide for the annual election of a chairman of the board from among the directors, and the Corporate Governance Policy states it is the board’s policy to separate the offices of the chairman and the chief executive officer. This separate role allows the chairman to maintain independence in the oversight of management. The chairman of the board also chairs the Executive and Governance Committee (see Executive and Governance Committee description below), which is empowered to act on behalf of the board between regular board meetings.

The board is committed to self-improvement and has established an annual self-assessment process that evaluates a different aspect of board effectiveness each year. In 2018, that process was facilitated by The Center for Board Excellence (“CBE”), an independent consultant. All directors completed an assessment of committee performance. The results of the evaluation were compiled by CBE, and a written report was given to the chairman. The chairman discussed the results with the board confidentially.

Board’s Role in Risk Oversight

The board fulfills a significant role in the oversight of risk in the Company both through the actions of the board as a whole and those of its committees. The board’s Risk Committee has duties and responsibilities for broad risk oversight. The Risk Committee receives regular reports on the status of the Company’s enterprise risk management program, which covers the following identified categories of risk: credit, market, liquidity, operational, strategic, and reputational. The Compensation Committee reviews reports on risk to the Company associated with incentive compensation plans. The Audit Committee meets regularly with the independent registered public accounting firm to receive reports on the results of the audit and review process. In addition, the Audit Committee receives internal audit reports that enable it to monitor operational risk throughout the Company and coordinates the findings with the Risk Committee through a liaison member who serves on both committees.

11

Board Committees

The board of directors has the following standing committees: Audit, Executive and Governance, Nominating, Compensation, and Risk. The charter for each committee may be found on our investor relations website at www.sandyspringbank.com. Each committee’s function is described as follows:

Audit Committee - The Audit Committee is appointed by the board to assist in monitoring: 1) the integrity of the financial statements and financial reporting, including the proper operation of internal control over financial reporting and disclosure controls and procedures in accordance with the Sarbanes-Oxley Act of 2002; 2) compliance with legal and regulatory requirements; and 3) the independence and performance of internal and external auditors. The Audit Committee is directly responsible for the appointment and oversight of the external auditor, including review of their qualifications and compensation. The Audit Committee reviews the quarterly earnings press releases, as well as the Forms 10-Q and 10-K prior to filing. All members of the committee meet all requirements and independence standards as defined in applicable law, regulations of the SEC, Nasdaq listing rules, the Federal Deposit Insurance Act and related regulations. The board has determined that Pamela A. Little qualifies as an audit committee financial expert under the Nasdaq listing rules and applicable securities regulations.

Executive and Governance Committee - This committee conducts board business between regular meetings as needed and provides oversight and guidance to the board of directors to ensure that the structure, policies, and processes of the board and its committees facilitate the effective exercise of the board's role in governing the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the board and its committees as stated in the Corporate Governance Policy. This committee is also responsible for maintaining the Code of Business Conduct, the annual CEO evaluation process, and the annual board evaluation process.

Nominating Committee - Members of this committee are independent directors within the meaning of the Nasdaq listing rules. The Nominating Committee makes recommendations to the board with respect to nominees for election as directors. In exercising its responsibilities, the Nominating Committee considers general criteria and particular goals and needs of the Company for additional competencies or characteristics. The committee also has the authority to engage an outside search firm to source qualified candidates. See page 5 for a discussion of the nomination process.

Compensation Committee – Members of this committee are independent directors within the meaning of the Nasdaq listing rules. The Compensation Committee is responsible for developing executive compensation philosophy and determining all elements of compensation for executive officers including base salaries, short-term incentive compensation, equity awards, and retirement benefits. In addition, the committee considers other compensation and benefit plans on behalf of the board as required by regulation. The committee is charged with assessing whether the compensation plans encourage or reward unnecessary or excessive risk-taking by participants. The committee is also responsible for reviewing and making recommendations for non-employee director compensation and administering the Company’s equity compensation plans.

Risk Committee – The Risk Committee is responsible for assisting the board in its oversight of the Company’s enterprise risk management, including the review and approval of significant policies and practices concerning the various risks described in its charter as well as the analysis and assessment of potential risk in order to make recommendations to the board on strategic initiatives. The board delegates to the Risk Committee the oversight of specific risks as mandated by law or regulation, the authority to manage the Company’s affairs with regard to risk and the authority to handle unresolved issues referred to it by the board for further deliberation and recommendation. The Risk Committee works closely with the Chief Risk Officer to monitor key risk indicators and oversee the Company’s enterprise risk management structure.

12

Current Board Committee Membership and Number of Meetings

Name	Executive & Governance	Nominating	Audit	Compensation	Risk
Number of meetings in 2018	4	2	8(1)	7	6
Mona Abutaleb			X		X
Ralph F. Boyd, Jr.	X	X		Chair
Mark E. Friis				X	X
Robert E. Henel, Jr.	X	X			Chair
Pamela A. Little	X	X	Chair
James J. Maiwurm			X	X
Mark C. Michael				X
Gary G. Nakamoto				X
Robert L. Orndorff(2)	Chair	X	X	X	X
Joe R. Reeder			X
Craig A. Ruppert	X	Chair
Daniel J. Schrider	X				X
Dennis A. Starliper					X

(1) The Audit Committee met four times in person and four times by teleconference to approve quarterly earnings releases.

(2) As chairman of the board, Mr. Orndorff is an ex officio member of all committees.

Director Attendance at Board and Committee Meetings

Each of our directors takes his and her commitment to serve on the board very seriously as demonstrated by the superior attendance record achieved each year. During 2018, the board held 9 meetings with overall attendance averaging 95%. In accordance with the Corporate Governance Policy, all incumbent directors attended well over 80% of the aggregate of (a) the total number of meetings of the board of directors and (b) the total number of meetings held by all committees on which they served.

Attendance at the Annual Meeting of Shareholders

The board of directors believes it is important for all directors to attend the annual meeting of shareholders to show support for the Company and to provide an opportunity to interact with shareholders directly. It is our policy that directors should attend the annual meeting of shareholders unless unable to attend by reason of personal or family illness or other urgent matters. All of our directors were in attendance at the 2018 annual meeting.

Director Compensation

Cash Compensation

Only non-employee directors are compensated for their service as board members. The Compensation Committee is responsible for reviewing director compensation and will periodically commission a market comparison to ensure compensation levels are appropriate and commensurate with peer companies.

In 2018, the chairman received an annual cash retainer of $52,000, and each non-employee director received an annual cash retainer of $25,000. The committee chairmen received an additional annual cash retainer as follows: Audit Committee $9,000; Compensation Committee $7,000; Executive and Governance $5,000; Nominating Committee $5,000; and Risk Committee $5,000. Board meeting attendance fees were fixed at $1,200 per board meeting and $1,000 per committee meeting.

Directors are encouraged to attend all meetings in person unless the meeting is called by teleconference. Directors who attended an in-person board meeting by phone were paid a reduced meeting fee of $500. Directors were not paid for limited-purpose teleconference meetings, and members of the Nominating Committee were not paid when the Executive & Governance Committee met on the same day. All directors of the Company also serve as directors of Sandy Spring Bank, for which they did not receive any additional compensation.

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Equity Compensation

On March 28, 2018, each director received a grant of restricted stock valued at $25,000. The restricted stock will vest over three years in equal increments, and vesting is accelerated upon the permanent departure from the board other than removal for just cause.

Director Fee Deferral Plan

Directors are eligible to defer all or a portion of their fees under the Director Fee Deferral Plan. The amounts deferred accrue interest at 120% of the long-term Applicable Federal Rate, which is not considered “above market” or preferential. Except in the case of death or financial emergency, deferred fees and accrued interest are payable only following termination of a director's service. In the event a director dies during active service, the Bank will pay benefits that exceed deferred fees and accrued interest to the extent the Bank owns an insurance policy in effect on the director’s life at the time of death that pays a greater amount than the total of deferred fees and accrued interest.

Director Stock Purchase Plan

Each director has the option of using from 50% to 100% of his or her annual retainer fee to purchase newly issued shares of Company common stock at the current fair market value at the time the retainer is paid in accordance with the plan. Directors make an annual election to participate in advance, and participation in the plan is ratified by the board.

2018 Non-Employee Director Compensation

	Fees Earned or Paid in Cash	Stock Awards	All Other Compensation
Name	(1)	(2)	(3)	Total
Mona Abutaleb	$45,800	$25,000	$1,446	$72,246
Shaza L. Andersen(4)	$45,933	$25,000	$550	$71,483
Ralph F. Boyd, Jr.	$50,400	$25,000	$1,528	$76,928
Joseph S. Bracewell(5)	$38,600	$25,000	$550	$64,150
Mark E. Friis	$45,000	$25,000	$1,528	$71,528
Robert E. Henel, Jr.	$51,800	$25,000	$1,528	$78,328
Pamela A. Little	$52,800	$25,000	$1,528	$79,328
James J. Maiwurm	$46,800	$25,000	$1,446	$73,246
Mark C. Michael	$47,433	$25,000	$550	$72,983
Gary G. Nakamoto	$42,100	$25,000	$1,528	$68,628
Robert L. Orndorff	$85,600	$25,000	$1,528	$112,128
Joe R. Reeder	$45,433	$25,000	$550	$70,983
Craig A. Ruppert	$44,800	$25,000	$1,528	$71,328
Dennis A. Starliper	$41,600	$25,000	$1,528	$68,128

(1)	All or a portion of the reported cash compensation may be deferred under the Director Fee Deferral Plan. Please see the description of “Director Compensation” on page 13.
(2)	On March 28, 2018, each director was granted 655 shares of restricted stock. The value reported represents the grant date fair value of the award computed in accordance with FASB ASC Topic 718, and based on a grant date stock price of $40.99 per share. On Dec. 31, 2018, each non-employee director, other than Ms. Andersen, and Messrs. Michael and Reeder, had 1,351 shares of restricted stock. Ms. Andersen and Messrs. Michael and Reeder each had 655 shares of restricted stock.
(3)	Amounts in this column represent dividends paid on restricted stock.
(4)	Ms. Andersen resigned from the board effective January 1, 2019 at which time her outstanding restricted stock vested.
(5)	Mr. Bracewell resigned from the board effective November 26, 2018 at which time his outstanding restricted stock vested.

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Stock Ownership Requirements for Directors

According to the Company’s bylaws, qualified directors are required to hold unencumbered shares of common stock with a fair market value of $1,000. The Corporate Governance Policy requires this minimum ownership position to increase with each year of service up to the lesser of 5,000 shares or $175,000 in fair market value by January 1st following the director’s fifth anniversary of service. All of the directors exceed the requirements of the policy.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that executive officers and directors, and any persons who own more than ten percent of a registered class of the Company’s equity securities file reports of ownership and changes in ownership with the SEC. Specific dates for such filings have been established by the SEC, and the Company is required to report in this proxy statement any failure to file reports in a timely manner in 2018. Based solely on the review of the copies of forms it has received and the written representation from each person, all the executive officers and directors have complied with filing requirements applicable to them with respect to transactions during 2018.

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Stock Ownership of Certain Beneficial Owners

The following table sets forth information as of February 8, 2019, with respect to the shares of common stock beneficially owned by each director and director-nominee, by the 2018 named executive officers, and by all directors and executive officers as a group. No individual holds more than 1% of the total outstanding shares of common stock. All directors and executive officers as a group own 2.09% of outstanding common stock.

Name	Shares Owned (1) (2)	Restricted Stock	Shares That May Be Acquired Within 60 Days by Exercising Options (3)	Total
Mona Abutaleb	2,078	1,351	-	3,429
Ralph F. Boyd, Jr.	4,403	1,351	-	5,754
Mark E. Friis(4)	38,016	1,351	-	39,367
Robert E. Henel, Jr.	9,726	1,351	-	11,077
Pamela A. Little	20,537	1,351	-	21,888
James J. Maiwurm	3,104	1,351	-	4,455
Mark C. Michael	22,000	655	-	22,655
Mark C. Micklem	-	-	-	-
Gary G. Nakamoto	6,407	1,351	-	7,758
Robert L. Orndorff	165,551	1,351	-	166,902
Joe R. Reeder	55,767	655	-	56,422
Craig A. Ruppert	81,031	1,351	-	82,382
Dennis A. Starliper	9,991	1,351	-	11,342
Daniel J. Schrider (5)	67,359	34,172	-	101,531
Philip J. Mantua(6)	42,322	14,416	-	56,738
Joseph J. O’Brien(7)	35,769	15,982	-	51,751
R. Louis Caceres	23,801	14,293	-	38,094
Kevin Slane(8)	253	9,139		9,392
All directors and all executive officers as a group (20 persons)	612,673	116,982	1,341	745,816

(1)	Under the rules of the SEC, an individual is considered to "beneficially own" any share of common stock which he or she, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares: (a) voting power, which includes the power to vote, or to direct the voting of, such security; and/or (b) investment power, which includes the power to dispose, or to direct the disposition, of such security.
(2)	Only whole shares appear in the table. Fractional shares that may arise from participation in the dividend reinvestment plan are not shown.
(3)	Includes stock options exercisable as of February 8, 2019 and within 60 days thereafter.
(4)	Includes 25,782 shares owned by the Suzanne L. Friis Living Trust for which Mr. Friis and his wife, Suzanne L. Friis, are Trustees.
(5)	Mr. Schrider’s shares include 9,660 shares held through employee benefit plans and 565 shares owned by Mr. Schrider’s daughters for which Mr. Schrider is custodian.
(6)	Mr. Mantua’s shares include 16,098 shares held through employee benefit plans.
(7)	Mr. O’Brien’s shares include 4,952 shares held through employee benefit plans.
(8)	Mr. Slane’s shares include 253 shares held through employee benefit plans.

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Owners of More than 5% of Sandy Spring Bancorp, Inc. Common Stock

This table lists the beneficial owners of more than 5% of our outstanding common stock.

Name	Amount and Nature of Beneficial Ownership		Percentage of Shares Outstanding as of Dec. 31, 2018
BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	2,686,579	(1)	7.6%

Dimensional Fund Advisors LP 6300 Bee Cave Road, Austin, TX 78746	2,520,969	(2)	7.1%

(1)	According to the Schedule 13G/A filed by Blackrock, Inc., with the Securities and Exchange Commission (“SEC”) on February 6, 2019, BlackRock, Inc., had sole voting power with respect to 2,549,755 shares and sole dispositive power with respect to 2,686,579 shares.
(2)	According to the Schedule 13G/A filed by Dimensional Fund Advisors LP on February 8, 2019, Dimensional Fund Advisors had sole voting power with respect to 2,436,482 shares and sole dispositive power with respect to 2,520,969 shares. Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Funds”). In its role as investment advisor, sub-advisor and/or manager Dimensional may be deemed to be the beneficial owner of the shares held by the Funds. However, all securities reported are owned by the Funds. Dimensional Fund Advisors LP disclaims beneficial ownership of such securities.

Transactions and Relationships with Management

Directors and officers of the Company obtain banking products and services from Sandy Spring Bank in the normal and ordinary course of business. Such services may include but are not limited to deposit accounts, loans, trust services, asset management, and insurance for personal or business needs. These products and services are provided on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with persons not related to the Company and the Bank. In the opinion of management, these transactions do not involve more than the normal risk of collectability or present other unfavorable features.

Related party transactions involving executive officers or directors, as defined in Item 404 of SEC Regulation S-K, are subject to review by the board. As required by federal regulations, extensions of credit by the Bank to directors and executive officers are subject to the procedural and financial requirements of Regulation O of the Board of Governors of the Federal Reserve System, which generally require advance approval of such transactions by disinterested directors. Extensions of credit to directors or officers of the Company and Bank are subject to approval by the disinterested members of the Risk Committee per the terms of Regulation O and Bank policy. If total exposure to an officer or director exceeds $500,000, extensions of credit to that officer or director are subject to approval by all disinterested directors on the board. Related party transactions as defined in Item 404 (generally, any financial transactions, arrangements, or relationships, regardless of dollar amount, other than extensions of credit and bank deposits) are subject to review by the independent directors with the affected director not present or voting.

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Compensation Discussion and Analysis

The following compensation discussion and analysis (“CD&A”) provides a detailed description of the Company’s executive compensation philosophy, components, and the factors used by the Compensation Committee (or “committee” within this section) for determining 2018 compensation for the named executive officers, identified pursuant to the rules of the Securities and Exchange Commission. This discussion should be read in conjunction with the compensation tables and accompanying narrative starting on page 29. For 2018, the named executive officers were:

Daniel J. Schrider	President, Chief Executive Officer
Philip J. Mantua	EVP, Chief Financial Officer
Joseph J. O’Brien, Jr.	EVP, Chief Banking Officer
R. Louis Caceres	EVP, Wealth Management, Insurance, Mortgage, and Private Banking
Kevin Slane	EVP, Chief Risk Officer

Executive Summary

Sandy Spring Bancorp, Inc. (the “Company”) is headquartered in the suburban Washington, D.C. town of Olney, Maryland. Recognizing its humble origins in 1868, the Company celebrated an impressive milestone - 150 years of business in 2018 - making it one of the oldest and largest community banks headquartered in the Baltimore/Washington metropolitan area. Overall, 2018 was a very important year for the Company in terms of growth, quality, and legacy, and we were very pleased to be noted for our consistent annual recognition as one of America’s Most Trustworthy Financial Companies by Forbes.

2018 Highlights and Results

The Company grew total assets to $8.2 billion from $5.4 billion of which $2.1 billion was from the successful acquisition of WashingtonFirst Bankshares, Inc., on January 1, 2018. In addition to the general balance sheet increases from the acquisition, the Company achieved post- acquisition total loan growth of 9% and post-acquisition total deposit growth of 6%.

Earnings increased 90% over 2017 to a record $101 million in 2018 or $2.82 per fully diluted share. Return on average assets increased to 1.27% in 2018 from 1.02% in 2017, and return on average common equity also increased to 9.84% from 9.66%. Net interest income increased by 54% over 2017 as the net interest margin increased to 3.60%.

Non-performing loans decreased to 0.55% of total loans as of December 31st, and capital levels remained strong with a total risk-based capital ratio of 12.26% at year-end.

Shareholders received $1.10 per share in dividends in 2018, an increase of 5.8%, with a dividend yield of 3.50% based on the December 31, 2018 stock price of $31.34.

2018 Executive Compensation Decisions

The Compensation Committee began its work on executive compensation for 2018 by reviewing the Company’s 2017 financial performance and the goals and objectives set forth in the 2018 financial plan. In addition, the committee revised and re-stated the compensation philosophy, discussed further in the CD&A.

The committee took the following actions in 2018:

•	The committee engaged Meridian Compensation Partners, LLC (“Meridian”), an independent compensation consultant, to gain market and industry perspective for consideration in their compensation decisions for base salary adjustments and benchmarking compensation elements and practices.

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•	On February 7, 2018, the committee agreed to pay a total of $100,000 in discretionary bonuses to the executive team, other than Mr. Schrider, with individual amounts to be determined by Mr. Schrider. This bonus was in recognition of closing the acquisition of WashingtonFirst Bankshares, Inc.

•	The committee increased the portion of equity compensation that is subject to performance-based vesting. Half of the performance-based restricted stock awards (“PRSA”) granted in 2018 will vest based on total shareholder return and the other half will vest based on cumulative earnings per share growth, as described under Long-Term, Equity-Based Compensation on page 23.

•	The committee approved the corporate goals for the 2018 annual cash award paid to executives. These corporate goals were directly aligned with an aggressive financial plan approved by the board that targeted above-median performance. Consequently, target award opportunities were increased to 125% of median levels. Based on the Company’s performance relative to these goals, executives received cash awards equal to 82.03% of target as described under Short-Term Incentive Compensation on page 21.

•	The committee approved the 2018 criteria for contributions to the Executive Incentive Retirement Plan (“EIRP”) based on return on average assets (ROAA) compared to a defined group of peer banks. The resulting deferred cash contributions for the executive participants were 9.375% of base salary for Mr. Schrider and 7.50% for the other named executive officers.

“Say On Pay” Vote and Shareholder Alignment

On April 25, 2018, shareholders voted on a non-binding resolution to approve the compensation for the named executive officers, commonly referred to as a “Say on Pay” vote. The resolution was approved with an affirmative vote of 95.6% of votes cast, which reflects a strong vote of confidence in our compensation practices.

The committee consistently utilizes the following practices to ensure that executive compensation is aligned with shareholder interests:

•	Short-term cash incentives require a minimum level of performance before awards can be paid, and the awards are capped at maximum levels.
•	A significant portion of compensation is performance-based.
•	Executive stock ownership guidelines require executives to maintain a meaningful ownership position.
•	There are no excise tax gross-ups in any agreements with executives.
•	Change in control severance arrangements require a “double trigger” to be paid.
•	Incentive compensation is subject to recoupment under the Company’s “clawback” policy.

Executive Compensation Philosophy

The Compensation Committee of the board is committed to rewarding executive management for the Company’s performance achieved through planning and execution. Therefore, the committee has developed a philosophy that identifies three guiding principles to properly structure and design elements of executive compensation. In short, executive compensation should be aligned, balanced, and rewarding.

Aligned

Executive compensation must be aligned with the Company’s strategic objectives, which state that the Company will earn independence by creating franchise and shareholder value. In order to align compensation to this strategy, a significant portion of total compensation is tied to Company performance, both absolute and relative.

Compensation must also be aligned with the competitive markets in order to attract and retain the talent, skills, and experience needed in executive management. Therefore, the committee works with an independent compensation consultant to receive periodic analyses that benchmark compensation with market trends and practices.

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Finally, compensation must align the interest of executives with those of shareholders to ensure that management will be rewarded for increasing shareholder value. To accomplish this, a significant portion of total compensation is in the form of equity.

Balanced

Executive compensation must balance a number of factors. Compensation should have a proper mix of fixed and variable elements, compensation models should use multiple performance measures for balanced achievement, awards should balance short and long-term results with short and long-term career objectives, including retirement, and compensation must always balance risk with reward so as not to encourage excessive risk-taking.

Rewarding

Executive compensation must provide the means to attract, motivate, and retain the caliber of talent and leadership needed to support the Company’s long record of growth and profitability. Compensation models should motivate executives to work collaboratively and creatively to generate a high-level of synergistic performance by and among the officers and employees.

To protect shareholders’ interests, the Committee is also committed to ensuring that rewards are not excessive or paid to the Company’s detriment. Consequently, compensation models incorporate devices such as triggers, thresholds, and maximums, and the board has adopted a “clawback” policy in the event of an accounting restatement. In addition, the committee periodically conducts a risk analysis to ensure that compensation programs do not reward excessive risk-taking.

The committee believes this philosophy will ensure the executives have a market-driven level of base compensation and benefits, with the opportunity for significant short and long-term rewards tied to performance and shareholder value. See Elements of Compensation on page 21 for information on how the committee allocates compensation to further the Company’s compensation philosophy.

Factors for Determining Compensation

Goal Setting for Compensation Purposes

On an annual basis, the board of directors approves the Company’s financial plan. This plan is designed to support a multi-year strategic plan by setting annual targets for achievement that support the long-term objectives expressed in the strategic plan. Once the annual financial plan is approved by the board of directors, performance measures and targets for incentive-based compensation are derived from the plan. Mr. Schrider and Mr. Mantua report on the Company’s performance to the board of directors at each regularly scheduled meeting.

Peer Group Benchmarking

A critical element of the Company’s compensation philosophy is a comparative analysis of the compensation mix and levels relative to a peer group of publicly traded, commercial banks. This analysis is a key driver of specific compensation decisions for the named executive officers and ensures proper alignment between our performance and compensation programs relative to peers, thus enabling the Company to attract and retain executive talent through competitive compensation programs.

Each year the committee reviews the peer group to determine if adjustments are necessary. For 2018, the committee selected publicly-traded commercial banks with assets between approximately $3.5 to $15.0 billion in 2017 from the Mid-Atlantic region plus Virginia, West Virginia, North Carolina, and Ohio. The median asset size of the peer group was $7.2 billion, placing the Company at the 54th percentile in pro forma asset size ($7.5 billion) in anticipation of the acquisition of WashingtonFirst Bankshares. Peer proxy data was supplemented with survey data from national banking surveys. The 2018 peer group included the following 19 banks, of which 13 were used the previous year:

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Bridge Bancorp, Inc.	NY	NBT Bancorp, Inc.	NY
Community Bank System, Inc.	NY	Park National Corporation	OH
ConnectOne Bancorp, Inc.	NJ	Peapack-Gladstone Financial Corp.	NJ
Customers Bancorp, Inc.	PA	S&T Bancorp, Inc.	PA
Eagle Bancorp, Inc.	MD	Tompkins Financial Corp.	NY
First Bancorp	NC	TowneBank	VA
First Commonwealth Financial Corp.	PA	Union Bankshares Corporation	VA
First Financial Bancorp	OH	Univest Corporation of PA	PA
Flushing Financial Corporation	NY	Wesbanco, Inc.	WV
Lakeland Bancorp, Inc.	NJ

Committee Discretion and Final Compensation Decisions

The committee retains the discretion to decrease all forms of incentive payouts based on significant individual or Company performance shortfalls. The committee also retains the discretion to increase awards or consider special awards for significant performance or due to subjective factors, or exclude extraordinary non-recurring results. In 2018, the committee approved adjusting certain financial plan measures to reflect the impact of the Tax Cuts and Jobs Act, which was enacted after the 2018 financial plan was approved.

Elements of Compensation

Base Salary

Base salary is the fundamental element of executive compensation. The committee reviews salaries in March in conjunction with annual performance appraisals for the preceding year. In determining base salaries, the committee considered the executive's qualifications and experience, scope of responsibilities, the goals and objectives established for the executive, and the executive's past performance. The committee seeks to pay a base salary commensurate with the individual’s experience and performance, and relative to market. Mr. Schrider recommended base salaries for executive officers other than himself, and the committee deliberated on Mr. Schrider’s salary. Due to the significant acquisition of WashingtonFirst Bankshares, effective January 1, 2018, record performance in 2017, and comparisons to peer and competitive market data, executive salaries increased accordingly. The resulting salary increases, shown below, were effective March 25, 2018.

Name	Base Salary	Amount of Increase	New Base Salary	Percent Increase
Daniel J. Schrider	$610,800	$114,200	$725,000	18.7%
Philip J. Mantua	$353,000	$37,000	$390,000	10.5%
Joseph J. O’Brien, Jr.	$380,000	$45,000	$425,000	11.8%
R. Louis Caceres	$346,000	$34,000	$380,000	9.8%
Kevin Slane(1)			$350,000

(1) Mr. Slane was hired on May 1, 2018.

Bonuses

The committee does not generally award discretionary bonuses to management. In early 2018, the completion of the WashingtonFirst acquisition followed by the system conversion and integration work led the committee to grant modest bonuses to the executive officers, other than Mr. Schrider at his own insistence. The total approved by the committee was $100,000, and individual bonus amounts are in the Summary Compensation Table on page 29.

Short-Term Incentive Compensation

The Executive Team Incentive Plan (“ETIP”) is a short-term, cash compensation plan designed to recognize and reward participants for their success in achieving specific Company goals and paid under the 2015 Omnibus Incentive Plan, which was approved by shareholders. In 2018, the performance measures tied directly to the Company’s 2018 financial plan and were selected for the following reasons: they contribute to the long-term viability of the Company; develop immediate and future revenue; and build the Company’s general franchise value.

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In 2018, the committee approved four corporate goals with the intention to reward performance based on core metrics that drive revenue and profitability. The committee believes that multiple goals provide a balanced approach and discourage excessive risk-taking by participants, all of which is consistent with our compensation philosophy.

Each corporate goal was assigned a “threshold” or minimum performance level, a “target” level of performance, and a “stretch” or maximum level at which the award opportunity was capped. For achievement of the threshold performance level, each executive participant would earn 50% of his or her respective target opportunity. Achievement of the target performance level would earn the target award, and achievement at or above the stretch performance level would earn 150% of the target opportunity. Actual results for any goal that falls between performance levels would be interpolated to calculate a proportionate award.

Target performance levels were based on an aggressive financial plan for the year that was intended to reflect high-performance among peers. Threshold performance represented a minimum level of acceptable improvement over the prior year, while the stretch performance level was set at a level that would be potentially attainable under ideal conditions. A relative weight was assigned to each goal to prioritize importance and relative contribution. The committee established a minimum performance trigger of 90% of planned net income to be achieved before any incentives could be paid.

The corporate goals selected for 2018 included a non-GAAP measure: a traditional efficiency ratio. Management believes that this measure focuses on the core operating results of the Company and provides a meaningful comparison of performance from year to year. A full discussion regarding the use of non-GAAP measures may be found in the Annual Report on Form 10-K for the year ended December 31, 2018.

The committee reviewed the results for the established goals before exercising its authority to approve the cash payments to the executives on February 13, 2019. The committee first determined that the trigger net income level was surpassed, permitting awards to be paid. The committee then reviewed the actual performance to the goals as set forth below. To calculate the payment level, the weight for each goal was multiplied by the level of achievement for that goal. The sum of all payment levels equaled 82.0273% of target.

The performance measures, respective weights, and actual performance levels for 2018 were:

Corporate Goal	Weight	Threshold Performance Level	Target Performance Level	Stretch Performance Level	Actual 2018 Performance	Payment Level
Return on Average Assets	50%	1.10%	1.26%	1.40%	1.27%	51.7857%
Efficiency Ratio (Non-GAAP)	20%	52.00%	49.25%	48.00%	50.87%	15.6800%
Average Loan Growth	15%	7.00%	9.03%	11.00%	8.91%	14.5616%
Average Deposit Growth	15%	5.00%	7.05%	9.00%	3.60%	0.0000%
	100%					82.0273%

The committee increased the target opportunity for each executive for the 2018 ETIP to be commensurate with the target performance levels of a high-performing bank. The target opportunity generally represented 125% of market median, as shown below. The amounts paid are listed in the Summary Compensation Table on page 29.

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Name	Target Opportunity (as a % of base salary)
Daniel J. Schrider	65%
Philip J. Mantua	50%
Joseph J. O’Brien, Jr.	55%
R. Louis Caceres	50%
Kevin Slane	40%

Long-Term, Equity-Based Compensation

The Company’s compensation philosophy identifies equity-based compensation as an effective means of aligning the interests of our shareholders, the performance of the Company, and the retention of executive management. The committee utilized performance-based and time-based restricted stock awards to accomplish these objectives.

The equity awards made in April 2018 recognized 2017 Company and individual performance. The initial target values of the awards, expressed as a percentage of base salary as of December 31, 2017, were consistent with the median benchmark data provided by Meridian. Half of the award would vest based on performance criteria, and half would vest ratably over five years on the anniversary of the grant date.

Mr. Schrider recommended, and the committee approved, an increase to the time-based half of the award by 50% for each executive in recognition of 1) the significant achievement of acquiring WashingtonFirst Bankshares, and 2) a 27% increase in operating net income at the same time in 2017, a record year. The resulting mix of time and performance-based award was 60/40 compared to 75/25 last year. The target awards are in the following chart.

		2018 Long-term Incentive Target Award (as a % of base salary(1))
Executive	Title	Time-based Vesting	Performance- based Vesting	Total
Daniel J. Schrider	President & Chief Executive Officer	52.50%	35.0%	87.50%
Joseph J. O'Brien, Jr.	EVP - Chief Banking Officer	37.50%	25.0%	62.50%
Philip J. Mantua	EVP - Chief Financial Officer	33.75%	22.5%	56.25%
R. Louis Caceres	EVP - Wealth Mgmt, Insurance, Mortgage	33.75%	22.5%	56.25%

(1) Base salary as of December 31, 2017.

Under the 2015 Omnibus Incentive Plan, the number of shares constituting the restricted stock award is determined by the closing stock price on the day before the grant date. The actual number of shares was rounded to the nearest whole share. The award values are in the Grants of Plan-Based Awards table on page 31.

The performance-based awards are tied to two measures: 50% of the award will vest based upon the achievement of three-year total shareholder return (“TSR”) compared to an index of publicly-traded U.S. banks between 50% and 200% of the Company’s asset size; the remaining 50% will vest based upon the achievement of cumulative earnings per share over three years, adjusted for certain one-time or extraordinary events such as future M&A activity. The performance period is January 1, 2018 – December 31, 2020. The measures are shown below with the related threshold, target, and stretch values; and actual performance will be interpolated to calculate a proportionate award.

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Performance Award Measure	Weight	Threshold	Target	Stretch
3-Year Cumulative Adjusted EPS	50%	$9.32	$10.06	$10.85
Relative 3-Year TSR	50%	40th percentile	50th percentile	75th percentile
Payout Range (% of Target)		50%	100%	150%

Both the time-based and performance-based restricted stock will vest immediately upon the death or disability of the executive. The time-based awards will fully vest, and the performance-based awards will vest at the target level adjusted proportionately for the number of days elapsed in the performance period.

Upon a change in control, neither the time-based nor performance-based restricted stock is subject to accelerated vesting nor cash settlement except to the extent that the definitive agreement for the change in control provides for such accelerated vesting or cash settlement. Performance criteria will be deemed to be satisfied at the target level and awards will vest solely by reference to the executive’s continued employment. If, however, within twelve months after the change in control, the executive’s employment terminates, other than for just cause, the award will fully vest. Additional detail is provided in the Grants of Plan-Based Awards table on page 31.

Named Executive Officer New Hire Compensation

In March 2018, the committee approved new hire cash bonus payments and equity grants for Kevin Slane, the Company’s new Executive Vice President and Chief Risk Officer. In addition to a base salary and participation in executive compensation plans for 2018, Mr. Slane received a sign-on bonus of $150,000, paid in three installments of $50,000 each in May, August, and December 2018. Each installment was subject to full reimbursement if Mr. Slane voluntarily resigned within a year of a payment. In addition, Mr. Slane received a time-based restricted stock award valued at $260,000 to vest ratably over three years, a performance-based restricted stock award valued at $100,000 to vest as on the same terms as other PRSAs granted in 2018, and reimbursement for relocation expenses of up to $100,000.

Deferred Compensation and Retirement Benefits

Executive Incentive Retirement Plan

All executives participate in a nonqualified, deferred compensation plan known as the Executive Incentive Retirement Plan (“EIRP”). Unlike most executive supplemental retirement plans, the EIRP provides contributions in consideration of the Company’s performance each year. Executives receive a minimum cash contribution of 3% of base salary with the opportunity for increased contributions based on identified performance criteria. For 2018, the committee established the attainment of return on average assets (“ROAA”) compared to the median of a regional group of peer banks. The peer group used was the same peer group described on page 20, with performance updated at the end of the performance period on December 31, 2018. The 2018 schedule for deferral contributions was approved as follows:

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Return on Average Assets Percentile Versus Peer Group	Deferral Contribution for Executive Officers % of Base Salary	Deferral Contribution for President & CEO % of Base Salary
80% or below	minimum 3.000%	minimum 3.000%
> 80% to 90%	4.500%	5.125%
> 90% to 100%	6.500%	7.250%
>100% to 110%	7.500%	9.375%
>110% to 120%	9.000%	11.500%
>120% to 130%	10.500%	13.625%
>130% to 140%	12.000%	15.750%
>140% to 150%	13.500%	17.875%
>150% or above	15.000%	20.000%

In 2018, ROAA for the Company was 1.27%. Compared to the peer group median of 1.25%, the Company achieved 102% of the peer group’s result, yielding a deferral contribution of 9.375% for Mr. Schrider and 7.50% for the other executive officers. The amounts of the 2018 deferral contributions are shown in the Nonqualified Deferred Compensation Plans section beginning on page 33 along with a description of the terms and conditions for balances paid under the EIRP. The 2018 deferral contributions are also included in the Summary of Compensation table on page 29, and potential awards are further described in the Grants of Plan-Based Awards table on page 31.

401(k) Plan

The named executive officers are eligible to participate in benefit plans available to all employees, including the Sandy Spring Bank 401(k) Plan. The 401(k) Plan provides a 100% match on the first 4% of salary deferred and a 50% match on the next 2% of salary deferred, up to the maximum allowed by the IRS regulations.

Pension Plan

The Sandy Spring Bancorp, Inc. Retirement Income Plan (“Pension Plan”) was generally available to employees through December 31, 2007, at which time the Pension Plan was frozen. Of the named executive officers, Messrs. Schrider, Mantua, and Caceres are participants. The accumulated benefit for each may be found in the Pension Benefits table on page 32.

Nonqualified Deferred Compensation Plan

Executives and other officers who are eligible may participate in the Sandy Spring Bank Deferred Compensation Plan as described on page 33. Currently, only Mr. O’Brien participates in this plan.

Business-Related Benefits and Perquisites

The committee believes that perquisites should be limited in scope and have a business-related purpose. The committee periodically reviews perquisites to ensure alignment with the desired philosophy. The committee approves specific perquisites or benefits for individuals based on the needs of the position.

In 2018, perquisites for all of the named executive officers included eligibility for a company-paid, supplemental long-term disability insurance policy and a long-term care insurance policy, and a comprehensive executive health screening the values for which, if applicable, are represented under “All Other Compensation” in the Summary of Compensation table on page 29.

In addition, Mr. Schrider receives the use of a company-owned vehicle. Mr. Caceres and Mr. O’Brien each receive a car allowance of $1,000 per month. Mr. O’Brien maintains a membership, at company expense, at a country club in Northern Virginia for business development purposes. Mr. O’Brien reimburses the Company for personal use of the membership. Mr. Schrider, Mr. Mantua, and Mr. Caceres have access to a corporate membership at a local country club for business purposes.

25

Role of the Compensation Committee, Management and Compensation Consultants in the Executive Compensation Process

Role of the Compensation Committee

The Compensation Committee is made up of independent directors as required under the Nasdaq listing rules. Details on the committee's functions are described in the committee’s charter, which has been approved by the board of directors and is available on our Investor Relations website.

The committee has the authority to obtain advice and assistance from internal or external legal, human resources, accounting or other experts, advisors, or consultants as it deems desirable or appropriate. The committee has sole authority to retain and terminate any compensation consultant and to approve the fee and the terms of engagement. For 2018, the committee engaged an independent consulting firm specializing in executive compensation.

In 2018, the committee reviewed and approved all aspects of compensation plans and policies applicable to the named executive officers, including participation and performance measures. In carrying out its duties, the committee considered the relationship of corporate performance to total compensation; set salary and bonus levels and equity-based awards for executive officers; and reviewed the adequacy and effectiveness of various compensation and benefit plans. The chairman of the committee reported committee actions to the board of directors following each committee meeting.

The committee worked closely with Mr. Schrider to review and discuss his recommendations for the other executive officers. The committee also considered the market analysis provided by the compensation consultant to assess market practices, the mix of fixed and variable compensation, and the levels of compensation for each executive.

The CEO performance evaluation for 2018 was coordinated by Center for Board Excellence and involved receiving feedback from each director separately and anonymously for compilation. The Executive and Governance Committee reviewed the compiled evaluation and provided feedback to Mr. Schrider. The Compensation Committee used this evaluation in compensation decisions concerning Mr. Schrider.

Role of Management

In 2018, Mr. Schrider and the executive officers, as customary, were responsible for the development of the annual business and financial plans as well as a long-term strategic plan, which were reviewed and approved by the board of directors. The financial plan provided the foundation for setting the performance goals and targets to be achieved during the fiscal year that were included in incentive compensation plans.

Messrs. Schrider, Mantua, and General Counsel and Secretary Ronald E. Kuykendall, as well as other members of management attended portions of the Compensation Committee meetings where company performance, market considerations, and legal analyses were discussed. However, management was not present during final deliberations on executive compensation, and only committee members voted on executive compensation matters.

In addition, Mr. Schrider engaged a separate compensation consultant to gather feedback from the executives regarding executive compensation plans and general compensation levels. The consultant presented the results of the study to the Compensation Committee at a regular meeting. Utilizing the analysis provided by the independent compensation consultant and the feedback gathered by the consultant he engaged, at the direction of the committee, Mr. Schrider developed recommendations for executive compensation other than his own.

Role of Independent Compensation Consultant

The committee engages an independent executive compensation consultant to provide commentary, analysis and expertise relating to executive compensation. For 2018 compensation decisions, the committee engaged Meridian. The committee reviewed the Nasdaq independence standards and determined Meridian to be independent with no identified conflicts of interest. The committee had direct access to the consultant and control over the engagement at all times.

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The committee considered a market analysis compiled by Meridian when deliberating compensation decisions for 2018. This analysis included, but was not limited to, an assessment of the Company’s compensation programs compared to its peers, recommendations for total direct compensation and target direct compensation as well as long-term incentive compensation and supplemental executive retirement benefits. The analysis provided the committee with a broad array of information with which to assess the Company’s compensation program, and it served as a foundation for compensation decisions. In 2018, the committee requested and received recommendations from Meridian concerning Mr. Schrider’s compensation in view of the growth of the Company following the acquisition of WashingtonFirst Bankshares, Inc.

Additional Compensation Policies, Practices and Considerations

Stock Ownership Requirements for Executives

The board believes that the Company’s executive officers should accumulate meaningful equity stakes in the Company in order to further align their economic interests with those of shareholders. Our stock ownership guidelines require the CEO to own shares valued at three times his or her base salary, and other executive officers are required to own shares valued at one times his or her base salary. The officer has five years from the date of hire or promotion to be compliant with these guidelines. All of the named executive officers, with the exception of Mr. Slane who was hired May 1, 2018, own Company common stock in excess of this requirement.

Clawback Policy

In 2012, the board approved a Policy for the Recovery of Performance Compensation, also known as a “clawback” policy. The policy states that in the event the Company is required to prepare an accounting restatement due to the material noncompliance by the Company with any financial reporting requirement under the securities laws, the Company, at the direction and sole discretion of the Compensation Committee and the board of directors, will recover from any current or former executive officer of the Company who received incentive-based compensation during the three years preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the executive officer under the accounting restatement.

Risk Assessment of Compensation Policies and Practices

The committee, in consultation with management, periodically assesses the Company’s compensation policies and practices and considers whether our executive compensation program encourages unnecessary or excessive risk taking. The committee also reviews with management the various executive, non-executive, and functional incentive plans operated by the Company. Our executives receive a significant proportion of compensation in the form of equity awards that have performance and vesting features that extend over several years, as well as being subject to stock ownership requirements. This ensures that our executives have significant value tied to long-term stock price performance, which discourages imprudent risk-taking. Additionally, PRSAs are based on our performance over a three-year period, encouraging our executive officers to focus on long-term performance in addition to annual results.

27

Impact of Accounting and Taxation on the Form of Compensation

The committee and the Company consider the accounting and tax (individual and corporate) consequences of the compensation plans prior to making any changes to the plans. For taxable years beginning on and after January 1, 2018, the Tax Cuts and Jobs Act generally eliminated the “performance-based” compensation exception under 162(m) of the Internal Revenue Code, and expanded the $1 million per covered employee annual limitation on deductibility to a larger group of named executive officers. In addition, the new tax law also provides that any named executive officer who was a covered employee in taxable years beginning on and after January 1, 2017, will continue to be a covered employee for all subsequent taxable years. As a result, the Company may no longer take an annual deduction for any compensation paid to its expanded number of covered employees in excess of $1 million per covered employee unless “performance-based” compensation is paid pursuant to a written binding contract that was in effect on November 2, 2017, and that was not modified in any material respect on or after such date.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on this review and discussion, the committee recommends to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

March 6, 2019
Ralph F. Boyd, Jr., Chairman
Mark E. Friis
James J. Maiwurm
Mark C. Michael
Gary G. Nakamoto
Robert L. Orndorff

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Executive Compensation Tables

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	Change in Pension Value & Nonqualified Deferred Compensation Earnings (4)	All Other Compensation (5)	Total
Daniel J. Schrider	2018	$694,254	$150	$525,512	$477,223	$-	$56,876	$1,754,015
President, Chief	2017	$605,266		$356,711	$414,931	$48,715	$55,064	$1,480,686
Executive Officer	2016	$594,785		$289,660	$387,516	$23,781	$57,708	$1,353,450
Philip J. Mantua	2018	$380,038	$18,150	$195,283	$207,790	$-	$25,757	$827,018
EVP, Chief Financial	2017	$349,500		$167,177	$198,891	$23,048	$26,626	$765,242
Officer	2016	$336,538		$129,550	$181,168	$12,525	$27,388	$687,169
Joseph J. O'Brien, Jr.	2018	$412,885	$20,150	$233,532	$233,606	$624	$44,343	$945,140
EVP, Chief Banking	2017	$374,077		$176,011	$205,384	$543	$44,832	$800,847
Officer	2016	$355,000		$137,484	$184,012	$-	$43,746	$720,242
R. Louis Caceres	2018	$371,577	$17,150	$191,372	$200,324	$-	$44,452	$824,875
EVP, Wealth Mgmt,	2017	$342,308		$164,695	$192,992	$33,139	$47,823	$780,957
Mortgage, Insurance	2016	$332,692		$129,550	$176,861	$16,963	$44,232	$700,298
Kevin Slane	2018	$220,769	$150,000	$357,439	$138,463	$-	$119,711	$986,382
EVP, Chief Risk Officer

(1)	In celebration of the Company’s 150th anniversary, all employees were paid $150. The amounts reported for Messrs. Mantua, O’Brien, and Caceres include discretionary bonuses in recognition of their efforts in connection with the acquisition of WashingtonFirst Bankshares, Inc. Mr. Slane received a signing bonus paid in three installments of $50,000. Each installment is subject to full reimbursement should Mr. Slane’s voluntarily resign within one year of payment.
(2)	The amounts reported are the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. Awards consist of restricted stock, a portion of which vests ratably over five years and a portion that vests based on the achievement of certain performance criteria. The performance-based awards assume the probable outcome of performance conditions for the targeted potential value of the award. For valuation and discussion of the assumptions, see Note 13 to the Consolidated Financial Statements in the Annual Report on Form 10-K. Based on the fair value at grant date, the following are the maximum potential values of the performance shares for the 2018 – 2020 performance period assuming maximum level of performance is achieved: Mr. Schrider, $293,891; Mr. Mantua, $109,216; Mr. O’Brien, $130,631; Mr. Caceres, $107,018; and Mr. Slane, $142,240.
(3)	The amounts reported are the total of the cash awards under the Executive Team Incentive Plan (“ETIP”) and the Executive Incentive Retirement Plan (“EIRP”) and the earnings on existing EIRP balances as shown below:

	2018 ETIP Cash Awards	2018 Contributions to the EIRP	2018 Earnings on EIRP	Total Non-equity Incentive Plan Compensation
Daniel J. Schrider	$386,554	$67,969	$22,700	$477,223
Philip J. Mantua	$159,953	$29,250	$18,587	$207,790
Joseph J. O’Brien, Jr.	$191,739	$31,875	$9,992	$233,606
R. Louis Caceres	$155,852	$28,500	$15,972	$200,324
Kevin Slane	$114,838	$23,625	-	$138,463

(4)	The present value of the accumulated pension decreased in 2018 for pension plan participants as follows: Mr. Schrider $23,652; Mr. Mantua $7,861; and Mr. Caceres $13,968 (see the table of Pension Benefits on page 32). The amount reported for Mr. O’Brien represents earnings on non-qualified deferred compensation.

(5) This column consists of other compensation, perquisites and personal benefits for the named executive officers, including as applicable: supplemental long-term care and disability insurance, executive health screening, and life insurance premiums. Mr. Schrider has the use of a company-owned vehicle. Each executive received dividends on restricted stock as follows: Mr. Schrider received $26,728; Mr. Mantua received $11,524; Mr. O’Brien received $12,651; Mr. Caceres received $11,509; and Mr. Slane received $5,511. Messrs. O’Brien and Caceres each received $12,000 in car allowance. Mr. Slane received $7,715 in 401(k) matching funds while each of the other executives received $11,800.

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Outstanding Equity Awards at Fiscal Year End

The following table shows information regarding all unvested equity awards held by the named executive officers at December 31, 2018. These awards are subject to forfeiture until vested, and the ultimate value of performance-based awards is unknown.

	Stock Awards
Name	Grant Date	Number of shares or units of stock that have not vested		Market value of shares or units of stock that have not vested	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested		Equity incentive plan awards: Market or payout value of unearned shares, united or other rights that have not vested
		(#)(1)		($)(2)	(#)		($)
Daniel J. Schrider	3/05/2014	(3)	2,085	65,344
	3/18/2015	(4)	4,351	136,360
	3/16/2016	(5)	4,764	149,304
	3/15/2017	(6)	4,842	151,748	(8)	2,116	33,158
	4/25/2018	(7)	7,823	245,173	(9)	5,329	83,505
Philip J. Mantua	3/05/2014	(3)	970	30,400
	3/18/2015	(4)	1,887	59,139
	3/16/2016	(5)	2,131	66,786
	3/15/2017	(6)	2,269	71,110	(8)	992	15,545
	4/25/2018	(7)	2,907	91,105	(9)	1,980	31,027
Joseph J. O’Brien, Jr.	3/05/2014	(3)	1,051	32,938
	3/18/2015	(4)	2,034	63,746
	3/16/2016	(5)	2,261	70,860
	3/15/2017	(6)	2,390	74,903	(8)	1,044	16,359
	4/25/2018	(7)	3,476	108,938	(9)	2,368	37,107
R. Louis Caceres	3/05/2014	(3)	1,956	61,301
	3/18/2015	(4)	2,854	89,444
	3/16/2016	(5)	2,841	89,037
	3/15/2017	(6)	2,795	87,595	(8)	976	15,294
	4/25/2018	(7)	2,849	89,288	(9)	1,940	30,400
Kevin Slane	5/01/2018	(10)	6,561	205,622	(9)	2,578	40,397

(1)	Awards made prior to 2016 were made under the 2005 Omnibus Stock Plan. Starting in 2016, awards were made under the 2015 Omnibus Incentive Plan.
(2)	Aggregate market values are based upon the closing price of $31.34 per share of Company common stock on December 31, 2018.
(3)	Remaining shares granted on March 5, 2014 will vest ratably on each April 1st through 2019.
(4)	Remaining shares granted on March 18, 2015 will vest ratably on each April 1st through 2020.
(5)	Remaining shares granted on March 16, 2016 will vest ratably on each April 1st through 2021.
(6)	Remaining shares granted on March 15, 2017 will vest ratably on each April 1st through 2022.

(7) Shares granted on April 25, 2018 will vest ratably on the anniversary of the grant through April 25, 2023.

(8)	These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined as of December 31, 2019 based on the 2017-2019 performance period.
(9)	These shares are subject to vesting based upon the achievement of specific goals. The amounts shown assume the target level of performance is achieved. The actual award, if any, will be determined as of December 31, 2020 based on the 2018-2020 performance period.

(10) These shares granted May 1, 2018 will vest ratably on the anniversary of the grant through May 1, 2021.

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Grants of Plan-Based Awards

The following table sets forth information on plan-based awards made to the named executive officers in 2018. These include time-based restricted stock awards (“RSA”), performance-based restricted stock awards that vest based on 3-year total shareholder return compared to peers (“PRSA-T”), performance-based restricted stock awards that vest based on 3-year cumulative earnings per share (“PRSA-E”), cash awards under the Executive Team Incentive Plan (“ETIP”), and deferred cash awards under the Executive Incentive Retirement Plan (“EIRP”).

									All Other
									Stock	Grant Date
									Awards:	Fair Value of
			Estimated Future Payouts			Estimated Future Payouts			Number of	Stock and
			Under Non-Equity Incentive			Under Equity Incentive			shares of	Options
			Plan Awards (1)			Plan Awards (2)			stock	Awards (3)
Name		Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum
			($)	($)	($)	(#)	(#)	(#)	(#)	($)
Daniel J. Schrider	RSA	4/25/2018							7,823	320,665
	PRSA-T	4/25/2018				1,304	2,608	3,912		97,945
	PRSA-E	4/25/2018				1,304	2,608	3,912		106,902
	ETIP		236,625	471,250	706,875
	EIRP		21,750	67,969	145,000
Philip J. Mantua	RSA	4/25/2018							2,907	119,158
	PRSA-T	4/25/2018				485	969	1454		36,405
	PRSA-E	4/25/2018				485	969	1454		39,719
	ETIP		97,500	195,000	292,500
	EIRP		11,700	29,250	58,500
Joseph J. O'Brien, Jr.	RSA	4/25/2018							3,477	142,481
	PRSA-T	4/25/2018				580	1,159	1,739		43,544
	PRSA-E	4/25/2018				580	1,159	1,739		47,507
	ETIP		116,875	233,750	350,625
	EIRP		12,750	31,875	63,750
R. Louis Caceres	RSA	4/25/2018							2,849	116,781
	PRSA-T	4/25/2018				475	950	1,425		35,692
	PRSA-E	4/25/2018				475	950	1,425		38,900
	ETIP		95,000	190,000	285,000
	EIRP		11,400	28,500	57,000
Kevin Slane	RSA	5/01/2018							6,561	260,012
	PRSA-T	5/01/2018				631	1,262	1,893		47,413
	PRSA-E	5/01/2018				631	1,262	1,893		50,013
	ETIP		70,000	140,000	210,000
	EIRP		10,500	26,250	52,500

(1)	The information in these columns reflects the range of potential payouts under the indicated plans as established by the Compensation Committee. The actual amounts earned by each executive under such plans are disclosed in the Summary Compensation Table.
(2)	These columns show the range of possible awards for performance-based vesting of restricted stock. Shares noted as PRSA-T will vest based on the achievement of total shareholder return (“TSR”) compared to an index of U.S. commercial banks of similar size over the 2018-2020 performance period. The number of shares awarded will range from a threshold of 50% of target for minimum performance at the 40th percentile, 100% of target for performance at the 50th percentile, to a maximum of 150% of target for performance at the 75th percentile or better. Actual performance will be interpolated to determine a proportionate award, and performance below the 40th percentile will result in no award. Shares noted as PRSA-E will vest based on the achievement of cumulative diluted earnings per share as reported in the 10-K (adjusted for one-time or extraordinary events, such as the impact of the 2017 Tax Reform, M&A related costs and branch closure expenses) over the 2018 – 2020 performance period. The number of shares awarded will range from a threshold of 50% of target for minimum performance of $9.32, 100% of target for $10.06, to a maximum of 150% target for performance of $10.85 or better. Actual performance will be interpolated to determine a proportionate award, and performance below $9.32 will result in no award. Dividends on the unvested award accumulate additional shares determined by the market price on the dividend payment date, and these shares will be subject to the same performance vesting criteria as the original award. Upon death or disability of the executive, the award will vest at the target level adjusted proportionately for the number of days elapsed in the performance period. Upon a change in control, the performance criteria will be deemed satisfied at the target level, and the award will vest based on continued employment of the executive or per the terms of the definitive agreement evidencing the change in control. If employment is terminated within twelve months after the occurrence of a change in control, other than for just cause, the award will fully vest.
(3)	The amounts reported are the aggregate grant date fair value of the awards computed in accordance with the FASB ASC Topic 718. The grant date per share fair value for the RSA and PRSA-E was $39.63 for Mr. Slane and $40.99 for the remaining executives. The grant date per share fair value of the PRSA-T was determined by an independent, third-party valuation assuming the probable outcome for the performance criteria. The result was a valuation of $37.57 per share.

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Option Exercises and Stock Vested

The following table shows the value realized upon the vesting of restricted stock awards in 2018.

	Stock Awards
	Number of Shares Acquired on Vesting	Value Realized Upon Vesting (1)
Executive	(#)	($)
Daniel J. Schrider	12,116	$456,504
Philip J. Mantua	5,332	$200,805
Joseph J. O’Brien, Jr.	5,869	$221,262
R. Louis Caceres	5,501	$207,355
Kevin Slane	-	-

(1)	The value realized upon vesting is equal to the closing market price of Company common stock on the date of vesting multiplied by the number of shares acquired. The amount reported is the aggregate of shares vesting from multiple grants of restricted stock.

Pension Benefits

The following table shows the present value of the accumulated benefit under the Sandy Spring Bancorp, Inc. Retirement Income Plan (“Pension Plan”) for those named executive officers who participate in the Pension Plan.

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1)
Daniel J. Schrider	Pension Plan	19	$341,145
Philip J. Mantua	Pension Plan	9	$205,882
R. Louis Caceres	Pension Plan	9	$260,225

(1)	This plan and related valuation methods and assumptions are included in Note 14 to the Consolidated Financial Statements in the Annual Report on Form 10-K.

Benefits under the Pension Plan are provided on a 10-year certain and life basis and are not subject to deduction for Social Security or other offset amounts. When the Pension Plan was active, earnings covered were total wages, including elective pre-tax contributions under the 401(k) Plan, bonuses, and other cash compensation up to the allowable limit under the Internal Revenue Code.

The Pension Plan benefit equals the sum of three parts: (a) the benefit accrued as of December 31, 2000, based on the formula of 1.5% of highest five-year average salary as of that date times years of service as of that date, plus (b) 1.75% of each year's earnings after December 31, 2000 (1.75% of career average earnings) through December 31, 2005, and (c) 1.0% of each year's earnings thereafter, through December 31, 2007. The Pension Plan permits early retirement at age 55 after 10 years of service completed after December 31, 2000.

Pay Ratio

The Company is required by SEC rules to disclose the median of the annual total compensation of all employees of the Company (excluding the Chief Executive Officer), the annual total compensation of the Chief Executive Officer, and the ratio of these two amounts (the “pay ratio”). The pay ratio below is a reasonable estimate based on the Company’s payroll records and the methodology described below, and was calculated in a manner consistent with SEC rules. Because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use variety of methodologies, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies may have different employment and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

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The Company selected November 3, 2018 as the determination date for identifying the median employee. Year-to-date taxable wages paid from January 1, 2018 to November 3, 2018 for all employees as of the determination date, with the exception of Mr. Schrider, were arrayed from lowest to highest. Wages of newly hired permanent employees were adjusted to represent wages for the entire measurement period. This period captured all incentive payments for the tax year as well as the vesting of equity awards, as applicable. The median employee was identified, and total compensation for the median employee was calculated in the manner required for the Summary Compensation Table. Mr. Schrider’s total compensation for 2018, as disclosed in the Summary Compensation Table, was $1,754,015 and the median employee’s was $100,926, producing a ratio of 17 to 1.

Nonqualified Deferred Compensation Plans

Executive Incentive Retirement Plan

All of the named executive officers participate in the Executive Incentive Retirement Plan (“EIRP”), a deferred compensation plan that replaced supplemental executive retirement agreements (“SERAs”) with the named executive officers. Prior balances carried over from the SERAs vest over 15 years and automatically vest upon the executive’s death or disability or upon a change in control. Deferral contributions and earnings paid under the EIRP vest immediately. Earnings on EIRP balances accrue at an interest rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly.

The executive’s account balance (including vested balances accrued under the former SERAs) will be distributed to the executive per the terms of the EIRP following termination of employment either in a lump sum or in installments, at the election of the executive. No payments will be made to an executive who is terminated for just cause as defined in the plan. The EIRP provides a minimum, annual contribution of 3% of base salary. Each year, the Compensation Committee determines the performance criteria by which a deferral bonus over the minimum may be earned as described under Deferred Compensation and Retirement Benefits on page 24.

Sandy Spring Bank Deferred Compensation Plan

Under the terms of Sandy Spring Bank Deferred Compensation Plan, participants may defer up to 25% of base salary and/or commissions earned during the year and up to 100% of bonus compensation. Interest accrues on the account balance at a rate equal to 120% of the long-term Applicable Federal Rate, adjusted monthly. The participant will receive the account balance following the six-month anniversary of any separation from service.

The following table summarizes the contributions, earnings and balances for the named executive officers under the EIRP, and earnings from the Sandy Spring Bank Deferred Compensation Plan.

Executive	Plan Name	Executive Contributions in Last Fiscal Year (1)	Registrant Contributions in Last Fiscal Year (2)	Aggregate Earnings in Last Fiscal Year (3)	Aggregate withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End (4)
Daniel J. Schrider	EIRP	n/a	$67,969	$22,700	-	$725,385
Philip J. Mantua	EIRP	n/a	$29,250	$18,587	-	$567,549
Joseph J. O’Brien, Jr.	EIRP	n/a	$31,875	$9,992	-	$321,246
	NQDC	-	n/a	$624	-	$18,073
R. Louis Caceres	EIRP	n/a	$28,500	$15,972	-	$491,057
Kevin Slane	EIRP	n/a	$26,250	-	-	$26,250

(1)	Participant contributions are not permitted under the EIRP.
(2)	Payments made under the EIRP in 2018 as described on page 24. These amounts are included in the Summary Compensation Table under Non-Equity Incentive Plan Compensation.
(3)	Earnings for the EIRP and NQDC accrue at the rate of 120% of the Long-Term Applicable Federal Rate adjusted monthly. Earnings for the EIRP are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 29. Earnings for the NQDC are not included in the Summary Compensation Table because they are not considered to be above-market or preferential.

(4)	As of December 31, 2018, $25,106 of Mr. O’Brien’s balance was unvested. The balances for the other named executives are fully vested.

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Agreements with Executives and Potential Payments Upon Termination or Change in Control

Daniel J. Schrider

The Company and the Bank have an employment agreement with Mr. Schrider to provide for his employment as President and CEO. The initial term of the agreement was for three years and provides that the board of directors may take action to extend the term for an additional year at each anniversary so that the remaining term again becomes three years. Mr. Schrider’s agreement does not automatically renew. The Executive and Governance Committee reviews CEO performance annually and recommends whether or not to extend the CEO’s employment agreement. Mr. Schrider’s employment agreement currently has a term expiring on July 1, 2021. The agreement addresses such matters as Mr. Schrider’s base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

There is no specific compensation provision under Mr. Schrider’s agreement for termination due to retirement, death, or voluntary resignation. Should Mr. Schrider become disabled, the board must provide written notice 30 days in advance of termination. Mr. Schrider will receive his full base salary, benefits, and any perquisites other than bonus during the time of incapacity leading up to the date of termination less any benefits paid under existing disability plans. For termination by Mr. Schrider with good reason or involuntary termination by the Company or Bank without just cause, Mr. Schrider will receive his base salary and medical benefits for the remainder of the term of the agreement.

In the event of a change in control during the term of the agreement, and, thereafter, if Mr. Schrider’s employment is terminated without just cause or he terminates his employment with good reason, as defined in the agreement, he will receive a lump-sum payment equal to three times his average annual compensation for the past five years preceding the change in control and medical benefits for the remaining term of the agreement.

Mr. Schrider’s agreement does not entitle him to receive any tax indemnification payments (a “gross-up”) if payments under his employment agreement or any other payments trigger liability under Sections 280G and 4999 of the Internal Revenue Code for an excise tax on “excess parachute payments.” If any payments to Mr. Schrider trigger such excise tax, he will be entitled to receive the greater of the following, whichever gives him the highest net after-tax amount: (a) the full payments and benefits provided for under the agreement, in which case he would be responsible for any resulting excise tax, or (b) one dollar less than the amount that would subject him to the excise tax.

Under the terms of his agreement, Mr. Schrider is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the Company and its clients. He is also bound by a covenant not to compete for one year and not to solicit employees for two years following termination of employment, except in the event of a change in control.

Philip J. Mantua, Joseph J. O’Brien, Jr., and Kevin Slane

The Company and the Bank entered into an employment agreements with Mr. Mantua and Mr. O’Brien on January 13, 2012, and with Mr. Slane on March 29, 2018 to provide for each executive’s employment in their respective positions. The form of agreement (“the Agreement”) is the same for each executive. The terms of the present agreements end on June 30, 2020. Each July 1, the board of directors may take action to extend the term for an additional year so that the remaining term becomes two years. The Agreement does not automatically renew. The Agreement addresses such matters as base salary, participation in incentive compensation, participation in benefit plans, vacation, insurance and other fringe benefits.

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The Agreement does not provide for any special or additional compensation in the event of termination due to retirement, death or resignation. For termination due to disability, the executive will receive base compensation, less any applicable disability benefits, and health and welfare benefits for the remaining term of the Agreement. For termination by the Company without just cause, or termination by the executive with good reason, as defined in the agreement, the executive will receive his base salary for the remaining term of the agreement at the highest annual rate paid in the 12 months preceding the termination plus annual cash bonuses (pro-rated for a partial year) as a lump sum payment.

If, in connection with a change in control, as defined by Section 409A of the Internal Revenue Code, the executive’s employment is terminated, either involuntarily without just cause or voluntarily with good reason, within six months prior to the change in control or up to two years after the change in control, the executive will receive a lump-sum payment equal to 2.99 times the sum of annual salary at the highest rate paid in the preceding 12 months plus the amount of any other compensation received for the past 12 months. The executive would also receive the continuation of health benefits including life and disability insurances for a period of three years following termination. If the total value of the benefits provided and payments made to the executive in connection with a change in control, either under the Agreement alone or together with other payments and benefits received, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, the severance payment will be reduced or revised so that the aggregate payments do not trigger the payment of the excise tax.

The executive is prohibited from conflicts of interest, and is required to maintain the confidentiality of nonpublic information regarding the Company and its clients. The executive is also bound by a covenant not to compete and not to interfere with other employees following termination of employment for the remaining term of the agreement. The post-termination restrictions do not apply if there is a change in control or if the executive's employment is terminated without just cause by the Company or with good reason by the executive.

R. Louis Caceres

Mr. Caceres has a change in control severance agreement with the Company and the Bank. The change in control agreement has a term of two years, also known as the “Covered Period.” On each anniversary date of the agreement, the agreement will automatically be extended for an additional year, unless either party has given written notice at least 60 days prior to the anniversary date of the agreement that the agreement will not be extended.

If a change in control occurs and the executive’s employment is involuntarily terminated without just cause or the executive voluntarily terminates employment with good reason, as defined in the agreement, during the Covered Period, the executive will be entitled to a payment equal to 2.99 times his total compensation, which is defined as one year’s base salary plus bonus payments and all other taxable compensation. The executive would also receive the continuation of health benefits, including life and disability insurances, for a period of three years following termination. Under the change in control agreements, if the total value of the benefits provided and payments made to the executive in connection with a change in control, either under the change in control agreement alone or together with other payments and benefits that he has the right to receive, would result in the imposition of an excise tax under Section 280G of the Internal Revenue Code, his severance payment will be reduced or revised so that the aggregate payments do not trigger the payment of the excise tax.

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Potential Payments Upon Termination or Change in Control

The following table summarizes the estimated payments to which the named executive officers were entitled upon termination as of December 31, 2018. Benefits payable under the Pension Plan, the 401(k) Plan, bank-owned life insurance, and vested balances under non-qualified, deferred compensation plans are not included.

	Daniel J. Schrider	Philip J. Mantua	Joseph J. O’Brien, Jr.	R. Louis Caceres	Kevin Slane
Death:
Employment agreements	$-	$-	$-	n/a	n/a
EIRP(1)	$-	$-	$25,106	$-	$-
Equity awards(2)	$847,776	$359,940	$397,921	$457,314	$219,074
Total	$847,776	$359,940	$423,027	$457,314	$219,074
Disability:
Employment agreements(3)	$1,855,105	$610,563	$663,063	n/a	n/a
EIRP(1)	$-	$-	$25,106	$-	$-
Equity awards(2)	$847,776	$359,940	$397,921	$457,314	$219,074
Total	$2,702,881	$970,503	$1,086,090	$457,314	$219,074
Termination by the Company without Just Cause or by executive with Good Reason:
Employment agreements(3)	$1,855,105	$824,930	$925,109	n/a	$525,000
EIRP	$-	$-	$-	$-	$-
Equity awards	$-	$-	$-	$-	$-
Total	$1,855,105	$824,930	$925,109	$-	$525,000
Termination in connection with a change in control (CIC):
Employment or CIC agreements(4)	$3,502,792	$1,695,485	$1,895,175	$1,653,323	$1,136,200
EIRP(1)	$-	$-	$25,106	$-	$-
Equity awards(5)	$847,776	$89,538	$96,684	$150,745	$-
Total(6)	$4,350,568	$2,132,438	$2,395,214	$2,187,649	$1,445,739

(1)	Any unvested portion of the accumulated EIRP balance immediately vests upon death, disability or change in control, as shown above for Mr. O’Brien. The aggregate balances for the other executives are fully vested. The vested account balance will be distributed to the executive following termination of employment, unless terminated for Just Cause, either in a lump sum or in installments, based on the prior election of the executive.
(2)	Represents the value of unvested restricted stock grants that will vest upon termination according to the terms of each award agreement. In the event of the executive’s death or disability awards of time-vested restricted stock will fully vest. Awards that vest upon achievement of performance criteria will partially vest based on the number of days elapsed in the performance period at the time of death or disability. The amounts shown are calculated based on the closing price of Company common stock of $31.34 on December 31, 2018.
(3)	Assumes that in the event of termination Messrs. Schrider, Mantua, O’Brien, and Slane would each receive base salary plus medical benefits for the remainder of the term of his agreement which as of December 31, 2018 was 30 months for Mr. Schrider and 18 months for Messrs. Mantua, O’Brien, and Slane. The total amount would be reduced by disability benefits payable under insurance programs maintained by the Company, if applicable.
(4)	Equity awards granted under the 2005 Omnibus Stock Plan vest immediately upon a change in control. Restricted stock awards granted under the 2015 Omnibus Incentive Plan contain a double trigger and will vest upon a qualified termination. This table assumes termination of employment, other than for just cause, within twelve months of a change in control, in which case all remaining restricted stock awards granted will fully vest. Awards that vest based on the achievement of performance criteria will be deemed satisfied and fixed at the target level.
(5)	Other than with respect to Mr. Schrider, the payment shown is subject to reduction if the aggregate payments trigger the payment of the excise tax under Section 280G of the Internal Revenue Code.

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PROPOSAL 2: A Non-Binding Resolution to Approve the Compensation

for the Named Executive Officers

The Dodd-Frank Wall Street Reform and Protection Act requires companies to submit to shareholders a non-binding vote on the compensation of the named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement. The board recommended and the shareholders elected to have this proposal submitted annually.

This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse the executive compensation program and policies through the following resolution:

“Resolved, that the shareholders approve the compensation of the named executive officers, as disclosed in the Compensation Discussion and Analysis, the compensation tables, and related material in this proxy statement.”

This vote will not be binding on the board of directors and may not be construed as overruling a decision by the board nor to create or imply any additional fiduciary duty by the board. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The board of directors believes that the compensation practices of the Company are designed to accomplish the objectives described in the Compensation Discussion and Analysis and that they are appropriately aligned with the long-term success of the Company and the interests of shareholders.

Voting Standard

This matter will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On this matter, abstentions and broker non-votes will have no effect on the voting. Accordingly, it is particularly important that beneficial owners of our stock instruct their brokers or nominees how to vote their shares.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL 3: The Ratification of the Appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for the Year 2019

The Audit Committee (“the committee” in this section) has engaged Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the year 2019. In accordance with established policy, the board is submitting this proposal to the vote of the shareholders for ratification. In the event the appointment is not ratified by a majority of the shareholders it is anticipated that no change in auditors will be made for the current year because of the difficulty and expense of making a change so long after the beginning of the year, but the vote will be considered in connection with the auditor appointment for 2020.

In reaching its decision to engage Ernst & Young, the Audit Committee considered the independence factors, the length of the audit firm’s tenure as the Company’s independent auditor, the audit firm’s past performance, the audit firm’s relationship with the Committee and with management, and the fee structure that was negotiated. After discussion of these factors, the Committee concluded that it was in the best interests of shareholders to continue the engagement of Ernst & Young as our independent registered public accounting firm for 2019.

Ernst & Young provides tax compliance services for trust clients of Sandy Spring Bank, the fees for which are billed to those clients. These services, which are permissible under applicable SEC and PCAOB independence standards, were pre-approved by the Audit Committee. In 2017, Ernst & Young was also engaged to provide tax compliance services related to the preparation of federal and state income tax returns. In 2018, management selected another provider for these tax compliance services. The fees paid for these services are disclosed below.

Representatives of Ernst & Young will be present and available at the annual meeting to respond to appropriate questions.

Voting Standard

In voting to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2019, shareholders may vote for the proposal, against the proposal or abstain from voting. This matter will be decided by the majority of the votes cast at the annual meeting. On this matter, abstentions will have no effect on the voting.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2018.

Audit and Non-Audit Fees

The following table presents fees for professional audit services rendered for the audit of the annual financial statements of the Company and subsidiaries by Ernst & Young for the years ended December 31, 2017 and December 31, 2018, together with fees billed for other services.

	Ernst & Young	Ernst & Young
	2018	2017
Audit Fees(1) (2)	$964,200	$653,000
Tax Services(3)	45,000	95,000
All other fees(4)	164,300	155,800
Total	$1,173,500	$903,800

(1)	Audit fees consist of fees for professional services rendered for the annual audit of the Company’s consolidated financial statements, including the integrated audit of internal control over financial reporting, and review of financial statements included in the Company’s quarterly reports on Form 10-Q and services normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Also includes fees for professional services rendered for the review of the acquisition accounting, valuation assessments, and other matters in connection with the acquisition of WashingtonFirst Bankshares, Inc.
(3)	Tax services consist of all tax compliance services for a full year in 2017 and half a year in 2018.
(4)	All other fees consist of 1099 processing fees for trust clients of Sandy Spring Bank.

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Audit Committee's Preapproval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young. An exception for preapproval of non-audit services may be made if:

•	the aggregate amount of all such non-audit services provided to the Company constitutes not more than 5% of the total amount of revenues paid by it to the independent registered public accounting firm during the fiscal year in which the non-audit services are provided;

•	such services were not recognized by the Company at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Committee and approved by the Committee or by one or more members of the Committee to whom authority to grant such approval has been delegated by the Committee prior to the completion of the audit.

All audit services, tax services and permitted non-audit services to be performed by Ernst & Young have been preapproved by the Audit Committee as required by SEC regulations and the Audit Committee's charter without exception. The Committee also has determined the amount and nature of non-audit services rendered by Ernst & Young to the Company is consistent with its independence.

Report of the Audit Committee

The Company’s management is responsible for its internal controls and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s consolidated financial statements and issuing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United Stated and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. The Company's Audit Committee is appointed by the board of directors to assist the board in monitoring: 1) the integrity of the financial statements and financial reporting including the proper operation of internal controls over financial reporting, disclosure controls and procedures, and certifications made in accordance with the Sarbanes-Oxley Act of 2002; 2) compliance with legal and regulatory requirements, and 3) the independence and performance of internal and external auditors.

All members of the committee are independent and financially literate as defined in applicable law, regulations of the SEC, Nasdaq listing rules, the Federal Deposit Insurance Act and related regulations. Pamela A. Little, the CFO of a private government contractor, has been identified by the board as meeting the definition of an audit committee financial expert under SEC regulations.

The Committee is directly responsible for the appointment and oversight of the independent registered public accounting firm including review of their general qualifications, specific experience in the financial sector, and compensation structure. The Committee has engaged Ernst & Young LLP since 2013.

In 2018, the Committee met eight times (four times in person and four times by teleconference to approve quarterly earnings releases) to carry out its duties and responsibilities as set forth in the Audit Committee Charter which may be found on the Company’s Investor Relations website.

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Among these duties, the Committee:

•	reviewed and discussed with management and Ernst & Young the scope and effectiveness of the Company’s Sarbanes-Oxley Act disclosure controls and procedures;

•	reviewed and discussed the Company’s audited and unaudited financial statements with management and Ernst & Young each quarter, prior to filing with the SEC and releasing to the public, for purposes of evaluating their accuracy and fair presentation of the Company’s financial condition;

•	discussed with Ernst & Young all matters required to be discussed by Auditing Standard No. 1301 (Communications with Audit Committees)(formerly Auditing Standard No. 16) and other applicable laws and regulations including, but not limited to, the audit strategy, scope and plan for the audit work, and the significant risks and areas of audit focus;

•	met with Ernst & Young, with and without members of management present, to discuss the results of their evaluation of the integrity of the Company’s financial reporting;

•	received and reviewed the written disclosures and the letter from Ernst & Young required by applicable standards of the Public Company Accounting Oversight Board;

•	reviewed and discussed with Ernst & Young the matter of auditor independence;

•	met regularly with the Company’s chief internal auditor, with and without members of management present, to review and approve the annual risk-based audit plan, to review all audit reports, to track the timely resolution of any findings, and to assess the performance of the chief internal auditor; and

•	reviewed and monitored compliance with the “whistleblower” provisions of the Sarbanes-Oxley Act.

Based upon the review, discussion, disclosures, and materials described above, the Committee recommends to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2018.

February 20, 2019	Pamela A. Little, Chairman
Mona Abutaleb
James J. Maiwurm
Robert L. Orndorff
Joe R. Reeder

General Information

Notice and Accessibility of Proxy Materials

For our 2019 annual meeting, to save significant printing and mailing expenses, the Company is furnishing its proxy statement and annual report via the Internet according to the SEC rules for “Notice and Access.” On March 13, 2019, the Company mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to all shareholders, who had not previously elected to receive their proxy materials by mail or electronically, containing instructions on how to access this proxy statement and our annual report and how to vote online. Upon receipt of the Notice, shareholders may choose to request a printed copy of proxy materials at no charge, and this preference will be maintained for future mailings.

To further reduce costs, the Company utilizes the householding rules of the SEC that permit the delivery of one set of proxy materials or notice of availability of these materials to shareholders who have the same address. If you wish to receive a separate copy of this proxy statement and annual report or notice of availability of these materials for each shareholder at your household, please follow the instructions on the Notice, and materials will be mailed to you at no charge. If a broker, or other nominee, holds your shares, please contact your broker or nominee directly.

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Who Can Vote and What Constitutes a Quorum

Shareholders of Company common stock, par value $1.00 per share, as of the close of business on the Record Date may vote. Each share of common stock is entitled to one vote. As of the Record Date 35,744,710 shares of common stock were outstanding and eligible to vote. When you exercise your right to vote, you authorize the persons named as proxies to vote your shares per your instructions whether or not you attend the annual meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Proxies marked as abstentions and proxies for shares held in the name of a broker, or other nominee, marked as not voted (broker non-votes) will be counted only for purposes of determining a quorum at the annual meeting.

Exercising Your Right to Vote

By submitting your proxy instructions in time to be voted at the annual meeting, the shares represented by your proxy will be voted in accordance with those instructions. If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares in accordance with the recommendations of the board. If your shares are held with the Company’s transfer agent, Computershare, or in an employee benefit plan, and you do not return your proxy, no votes will be cast on your behalf.

The board of directors does not know of any other matters that are to come before the annual meeting except for incidental or procedural matters. If any other matters are properly brought before the annual meeting, the persons named in the accompanying proxy card will vote the shares represented by each proxy on such matters in accordance with their best judgment.

Shares Held Through a Broker

If you hold your shares through a broker, or other nominee, it is critical that you cast your vote if you want it to count for Proposals 1 and 2.  Your broker is not allowed to vote shares on your behalf on such matters without your specific instruction.  If you do not instruct your broker how to vote on these matters, no votes will be cast on your behalf. Your broker will, however, have discretion to vote any uninstructed shares on matters considered routine items, such as the ratification of the appointment of the independent registered public accounting firm (Proposal 3).

Telephone and Internet Voting

We are pleased to offer our shareholders the convenience of voting by telephone and Internet. Please refer to your Notice or proxy card for instructions. If you hold your shares in street name, your broker may allow you to provide voting instructions by telephone or via the Internet. Please refer to the instructions provided by your broker.

How to Attend the Meeting In Person and What to Bring

All shareholders will be asked to check-in at the registration desk prior to admittance to the meeting. Shareholders who own Company stock through a broker, or other nominee, will need to bring a statement as proof of ownership along with photo identification. No cameras or recording equipment will be permitted in the meeting, and all cell phones must be turned off. If you hold your shares through a broker, or other nominee, and you wish to vote your shares in person at the meeting, you will need to ask the holder for a legal proxy. You will need to bring the legal proxy with you to the meeting and turn it in with a signed ballot that will be provided to you at the meeting.

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Changing Your Vote

Your presence at the annual meeting will not automatically revoke your proxy. However, you may revoke your proxy at any time prior to its exercise by 1) filing a written notice of revocation with Ronald E. Kuykendall, General Counsel and Secretary; or 2) delivering a duly executed proxy bearing a later date; or 3) attending the annual meeting and casting a ballot in person.

Costs of Proxy Solicitation

The cost of soliciting proxies will be borne by the Company. In addition to the solicitation of proxies by mail, the Company also may solicit proxies through its directors, officers, and employees. The Company will also request persons, firms, and corporations holding shares in their names or in the name of nominees that are beneficially owned by others to send proxy materials to and obtain proxies from those beneficial owners and will reimburse the holders for their reasonable expenses in doing so.

Tabulation of Votes and Public Announcement of Results

The board of directors has appointed the Company’s transfer agent, Computershare, to act as inspector of election at the annual meeting of shareholders. A designated representative from Computershare, under oath, will carry out the duties of tabulating the votes at the meeting. The results will be announced at the end of the meeting, and filed with the SEC on Form 8-K within four business days. Shareholders may view the Form 8-K on the investor relations page of www.sandyspringbank.com.

Shareholder Proposals and Communications

From time to time, individual shareholders may wish to submit proposals that they believe should be voted upon by the shareholders. The SEC has adopted regulations that govern the inclusion of such proposals in the Company's annual proxy materials. Shareholder proposals intended to be presented at the 2020 annual meeting of shareholders may be eligible for inclusion in the proxy materials for that annual meeting if received at the Company’s executive offices not later than November 13, 2019 unless the date of the 2020 annual meeting is more than 30 days from April 24, 2020, in which case the deadline is a reasonable time before the Company begins to print and mail proxy materials. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

In addition, the Company's bylaws require that to be properly brought before an annual meeting, shareholder proposals for new business must be delivered to or mailed and received by the secretary not less than thirty nor more than ninety days prior to the date of the meeting; provided, however, that if less than forty-five days’ notice of the date of the meeting is given to shareholders, such notice by a shareholder must be received not later than the fifteenth day following the date on which notice of the date of the meeting was mailed to shareholders or two days before the date of the meeting, whichever is earlier. Each such notice given by a shareholder must set forth certain information specified in the bylaws concerning the shareholder and the business proposed to be brought before the meeting.

Shareholders also may nominate candidates for election as a director, provided that such nominations are made in writing and received at the Company’s executive offices not later than December 13, 2019. The nomination should be sent to the attention of Ronald E. Kuykendall, General Counsel and Secretary, at Sandy Spring Bancorp, Inc., 17801 Georgia Avenue, Olney, Maryland 20832, and must include, concerning the director nominee, the following information: full name, age, date of birth, educational background and business experience, including positions held for at least the preceding five years, home and office addresses and telephone numbers, and a signed representation to timely provide all information requested by the Company for preparation of its disclosures regarding the solicitation of proxies for election of directors. The name of each such candidate for director must be placed in nomination at the annual meeting by a shareholder present in person. The nominee must also be present in person at the annual meeting. A vote for a person who has not been duly nominated pursuant to these requirements will be deemed to be void.

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Shareholders may communicate with the board of directors or any individual director by addressing correspondence to the board or such director in care of the secretary at the Company's main office by mail, courier, or facsimile or by e-mail through the Company’s "contact us" feature of the investor relations area of its web site at www.sandyspringbank.com.

By order of the board of directors,

Ronald E. Kuykendall
General Counsel & Secretary

Olney, Maryland

March 13, 2019

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000004 ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by 1:00 a.m., Eastern Time, on April 24, 2019 Online Go to www.investorvote.com/SASR or scan If no electronic voting, delete QR code and control # the QR code — login details are located in ˜ the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SASR 2019 Annual Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. 1. Election of Directors: 01 - Mona Abutaleb For Withhold 02 - Robert E. Henel, Jr. For Withhold 03 - Mark C. Micklem For Withhold 04 - Gary G. Nakamoto For Withhold 2. A non-binding resolution to approve the compensation for the named executive officers. For Against Abstain 3. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019 For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T 1 P C F 4 0 5 7 0 8 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The material is available at: www.envisionreports.com/SASR Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/SASR IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Sandy Spring Bancorp, Inc. + Notice of 2019 Annual Meeting of Shareholders Proxy Solicited by Board of Directors for Annual Meeting — April 24, 2019 Daniel J. Schrider and Ronald E. Kuykendall or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the annual meeting of shareholders of Sandy Spring Bancorp, Inc. to be held on April 24, 2019 at 10:00 a.m. or at any postponement or adjournment thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxy holders will have authority to vote FOR each of the director-nominees (Proposal 1), FOR the non-binding resolution to approve the compensation for the named executive officers (Proposal 2) and FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2019 (Proposal 3). In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below.